UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

CASA MUNRAS HOTEL PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

N/A

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PRELIMINARY COPY
CASA MUNRAS HOTEL PARTNERS, L.P.
8885 Rio San Diego Drive, Suite 220
San Diego, California 92108
(619) 297-4040

NOTICE OF SOLICITATION OF CONSENTS OF LIMITED PARTNERS
       CASA MUNRAS HOTEL PARTNERS, L.P., a California limited partnership (the “Partnership”), hereby solicits the consents of its limited partners (the “Limited Partners”) of record as of October 1, 2005 (the “Record Date”) as follows:
      (i) to approve the sale by the Partnership (the “Sale”) of its primary asset, the Casa Munras Garden Hotel (the “Property” or the “Hotel”), to a newly formed affiliate (the “Primary Buyer”) of Larkspur Hotels, LLC (“Larkspur”), at a purchase price of $13.9 million (less certain adjustments) pursuant to a Purchase Agreement dated as of August 11, 2005 among the Partnership and certain of its affiliates and the Primary Buyer (the “Purchase Agreement”);
      (ii) in the event the Purchase Agreement with the Primary Buyer is terminated for any reason prior to the consummation of the Sale, to approve the sale of the Hotel instead to Lotus Hospitality, Inc. (“Lotus” or the “Backup Buyer”) as the backup purchaser pursuant to a Conditional Agreement for the Purchase and Sale of Real Estate (the “Conditional Agreement”) dated as of August 15, 2005, at the same price and upon substantially the same terms as those contained in the Purchase Agreement as if Lotus were the Primary Buyer thereunder (except that certain time periods would differ and certain other conforming and minor changes would be made); and
      (iii) upon completion of the Sale to either the Primary Buyer or the Backup Buyer, the liquidation, dissolution and termination of the Partnership and distribution of the Partnership’s assets in accordance with the terms of the Partnership’s Certificate and Agreement of Limited Partnership (the “Partnership Agreement”) currently in effect.
      These consents are being solicited and shall be acted upon as a unified proposal (the “Proposal”), except that approval of the Proposal will permit the Sale of the Hotel to either the Primary Buyer or the Backup Buyer. Under the terms of the Partnership Agreement, the sale of all or substantially all of the assets of the Partnership, and the liquidation, dissolution and termination of the Partnership and distribution of its assets, require the written consent of the Limited Partners holding a majority in interest of the limited partnership units (the “Units”) held by Limited Partners entitled to vote thereon (i.e., by Limited Partners holding at least 2,228 Units of the 4,455 Units issued and outstanding on the Record Date). This solicitation of Limited Partner consents is being made upon the terms and is subject to the conditions in the enclosed Consent Solicitation Statement and the accompanying form of consent (the “Consent”).
      Each Limited Partner should carefully review the Consent Solicitation Statement. If a Limited Partner intends to vote in favor of the proposed Sale of the Hotel and the subsequent liquidation of the Partnership and distribution of the Partnership’s assets as provided in the Partnership Agreement, such Limited Partner should complete, sign, date and return the accompanying self-addressed, postage paid Consent as soon as possible, either by United States mail or by facsimile to the office of the General Partner at (619)297-4084. Until the General Partner receives the favorable vote of a majority in interest of the Units, the Sale cannot be closed and the Partnership cannot be liquidated in accordance with the Partnership Agreement.
      The General Partner recommends that the Limited Partners vote “FOR” the proposed Sale and liquidation, dissolution and termination of the Partnership and distribution of its assets, and the Managing Members of the General Partner have agreed to vote all Units owned or controlled by them to approve the proposed Sale. A vote to approve or reject the sale of the Hotel is a vote with respect to the Sale of the Hotel to the Primary Buyer or, if the Purchase Agreement is terminated for any reason prior to closing of the Sale, to the Backup Buyer on substantially the same terms and conditions as provided for in the

Purchase Agreement (with certain limited exceptions), and for the subsequent liquidation, dissolution and termination of the Partnership and distribution of its assets in accordance with the Partnership Agreement.
      The Partnership intends to close this consent solicitation at the earliest possible time. The earliest possible time that this consent solicitation can be closed is that date on which the valid and unrevoked written Consents (i.e., those Consents that are voted “FOR” the Proposal) of at least a majority of the Units outstanding have been received by the Partnership (the “Approval Date”). The Partnership is seeking, if possible, to close this consent solicitation on or about October [     ], 2005. Any Limited Partner delivering a Consent pursuant to this Consent Solicitation Statement has the power to change the vote shown on the Consent at any time prior to the Approval Date by giving written notice of such change to the Partnership or by executing a Consent bearing a later date and delivering it to the Partnership.

Sincerely,

Casa Munras GP, LLC
General Partner

By:	/s/ John F. Rothman

John F. Rothman
Managing Member

By:	/s/ Maxine Young

Maxine Young
Managing Member

CONSENT SOLICITATION STATEMENT
      This consent solicitation statement (“Consent Solicitation Statement”) is furnished by Casa Munras Hotel Partners, L.P., a California limited partnership (the “Partnership”), to the holders (the “Limited Partners”) of limited partnership interests (the “Units”) in connection with the solicitation of consents of the Limited Partners to the proposal described below. Such consents are being solicited and shall be acted upon as a unified proposal (the “Proposal”), as described below, except that approval of the Proposal will permit the Sale of the Hotel to either the Primary Buyer or the Backup Buyer.
      This Consent Solicitation Statement seeks to obtain the required consent of the Limited Partners to the Proposal described herein, which provides for (i) the sale by the Partnership (the “Sale”) of its primary asset, the Casa Munras Garden Hotel (the “Property” or the “Hotel”) to the Primary Buyer or the Backup Buyer as described herein, and (ii) the liquidation, dissolution and termination of the Partnership and distribution of its assets in accordance with the terms of its Certificate and Agreement of Limited Partnership dated as of March 31, 1978, as amended (the “Partnership Agreement”).
      On August 11, 2005, the Partnership entered into a Purchase Agreement (the “Purchase Agreement”) for the sale of the Hotel to Casa Munras Hotel, LLC, a Delaware limited liability company (the “Primary Buyer”) newly formed for the purpose of effecting the acquisition of the Property, at a purchase price of $13.9 million (less certain adjustments). The Primary Buyer, which was organized on July 29, 2005, is a single-purpose, limited liability company and an affiliate of Larkspur Hotels, LLC, a hotel investment and management company located in Corte Madera, California (“Larkspur”). Larkspur is the sole member of the Primary Buyer.
      The Purchase Agreement provides for acceptance by the Partnership of a Backup Offer submitted by Lotus Hospitality, Inc. (“Lotus” or the “Backup Buyer”), a hotel investment, development and management company located in South San Francisco, California. On August 15, 2005, Lotus and the Partnership signed a Conditional Agreement for the Purchase and Sale of Real Estate (the “Conditional Agreement”), pursuant to which, if the Purchase Agreement with the Primary Buyer is terminated for any reason prior to the consummation of the Sale, the Partnership and Lotus will automatically be deemed to have an effective and enforceable real estate purchase and sales agreement for Lotus to purchase the Hotel at the same price and on substantially the same terms set forth in the Purchase Agreement with the Primary Buyer, except that certain time periods would differ and certain other conforming and minor changes would be made.
      The Partnership acquired the Hotel in 1978 and has owned and operated it continuously since then. Westland Hotel Corporation, an affiliate of the General Partner, provides the day-to-day management services for the Hotel pursuant to a Management Agreement with the Partnership, which will be terminated (without cost to the Partnership) upon Closing of the Sale of the Hotel if the Proposal is approved.
      As of July 1, 2005, the Partnership had 461 Limited Partners, each of which is entitled to cast one vote per Unit owned. Adoption of the Proposal requires the written consents of Limited Partners on the Record Date (as defined below) who hold a majority in interest of the outstanding Units, or at least 2,228 Units of the 4,455 Units issued and outstanding. The Managing Members of the Partnership’s General Partner and their affiliates have, from time to time, acquired Units from Limited Partners and currently beneficially own an aggregate of 1,492 Units, or 33.5% of the Partnership’s outstanding Units. The Managing Members of the General Partner and their affiliates have agreed to vote all their Units “FOR” the Sale of the Hotel.
      The approximate date on which this Consent Solicitation Statement and the enclosed form of consent (the “Consent”) are first being mailed to Limited Partners is October [     ], 2005. Only persons who were Limited Partners on October 1, 2005 (the “Record Date”) will be entitled to submit Consents with respect to the Proposal. The Partnership currently intends to close this consent solicitation at the earliest possible time, which is that date on which the Partnership has received, by mail or by facsimile, the valid and unrevoked signed written Consents (i.e., those Consents that are voted “FOR” the Proposal) of at least a majority (2,228 Units) of the Units outstanding (the “Approval Date”). The Partnership is seeking, if possible, to close this consent solicitation on or about October [     ], 2005. Any Limited Partner delivering a Consent pursuant to this Consent Solicitation Statement has the power to change the vote shown on the Consent at any time prior to the Approval Date by giving written notice of such change to the Partnership or by executing a Consent bearing a later date and delivering it to the Partnership.
      Consents should be completed, signed, dated and returned promptly to the Partnership at the following address or facsimile number:

CASA MUNRAS HOTEL PARTNERS, L.P.
c/o Casa Munras GP, LLC
8885 Rio San Diego Drive, Suite 220
San Diego, California 92108
Facsimile (619) 297-4084
      This Consent Solicitation Statement is accompanied by a separate form of Consent printed on a stamped, addressed, mail-ready card.
THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO (I.E., VOTE “FOR”) THE PROPOSAL. PLEASE SIGN, DATE AND MAIL OR FAX YOUR CONSENT TODAY!
      If you have any questions or need assistance in connection with the voting procedures, please call the offices of the General Partners at Westland Hotels at (619) 297-4040.
This Consent Solicitation Statement is dated October [     ], 2005.

FORWARD-LOOKING STATEMENTS
      Some of the statements in this Consent Solicitation Statement constitute “forward-looking statements.” Forward-looking statements are statements that are not historical facts, but that are made in good faith by the Partnership or its General Partner pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. They are based on current expectations, estimates and projections about the Partnership’s industry, the General Partner’s beliefs, and certain assumptions made by the General Partner or the Partnership. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements that are subject to risks and uncertainties. For example, statements regarding our ability to complete a sale of the Partnership’s Property within a certain time period or at a given price are among the forward-looking statements included in this Consent Solicitation Statement. Whether such goals can be accomplished depend upon the real estate market, the ability of potential purchasers to obtain financing upon acceptable terms, and general economic conditions in the United States, the Monterey Peninsula and abroad. There is no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.
HISTORY OF THE PARTNERSHIP AND THE PROPERTY
      The Partnership was formed on March 31, 1978 for the purpose of purchasing and holding the Hotel for long-term investment. The Partnership was initially capitalized with the proceeds of a registered, public offering of $4,455,000 in Units at a price of $1,000 per Unit (the “Offering”), plus the original general partners’ capital contribution of $45,000 for their 1% general partnership interest in the Partnership and in its profits and losses. The original general partners of the Partnership were John F. Rothman and Ronald A. Young (the “Original GP’s”).
      The Hotel was built around the original 1824 hacienda of Don Esteban Munras, the last Spanish diplomat to California. The Property is located at the southwest corner of Munras and Fremont Streets in Monterey on approximately 4.5 acres of land and is comprised of a main building, plus eleven other buildings, which include 166 guest rooms, approximately 4,825 square feet of meeting space, and a restaurant, bar and banquet facilities, plus three retail shops. Most of the original hacienda is gone, but portions of the Property remain and are more than 160 years old. The Property was a private residence until sometime around 1940, when the Property was converted to a commercial facility. Most of the existing guest rooms of the Hotel were constructed and placed in operation in the 1960s. The Partnership acquired the Hotel for $3,400,000 in an all cash transaction on May 1, 1978.
      During the first 20 years following the Hotel’s acquisition, the Partnership owned the Hotel free and clear of debt secured by the Property. In 1998, however, the Original GP’s recommended, and the Limited Partners consented to, the Partnership obtaining a first mortgage loan in the principal amount of $7,000,000 (“First Mortgage Loan”) secured by the Hotel. After the payment of all expenses and fees incurred in connection with that loan, the payment of an unsecured bank loan and an unsecured loan from affiliates, and the reservation of a portion of the proceeds for capital improvements to the Hotel, all remaining First Mortgage Loan proceeds were distributed to the Original GP’s and the Limited Partners of the Partnership in proportion to their respective interests in the Partnership (the Limited Partners and the Original GP’s, or any successor general partner, being referred to herein collectively as the “Partners”). The distributions from the First Mortgage Loan proceeds were sufficient to return more than the entire original $4,500,000 of Partnership capital contributions to the Partners.
      In connection with obtaining the First Mortgage Loan, and at the request of the lender, the Original GP’s of the Partnership resigned as general partners and a successor general partner, a newly formed California limited liability company, Casa Munras GP, LLC (the “General Partner”), was elected as the successor General Partner of the Partnership. The new General Partner was owned equally by Mr. Rothman and Mr. Young, who were also the managing members of the General Partner, until Mr. Young’s death in January 2004, following which Maxine Young, Mr. Young’s widow, became a managing member of the General

Partner. Mr. Young’s ownership interest in the General Partner is currently held by his estate, of which Mrs. Young is the Special Administrator.
      The Hotel has been owned by the Partnership and has been operated continuously and without interruption for more than 27 years. Since the acquisition of the Property, the day-to-day operations of the Hotel have been managed pursuant to a management agreement (the “Contract”) by a hotel management company affiliated with the Original GP’s and the current General Partner. Following the acquisition of the Hotel in 1978, the day-to-day operations of the Hotel under the Contract were performed by Western Host, Inc., a hotel management company of which Messrs. Young and Rothman were the sole shareholders and principal executive officers. In 1994 (as the result of the sale of Western Host to another hotel company), the Partnership was required to change its name from “Western Host Monterey Partners” to its present name, and (with the approval of a majority in interest of the Limited Partners) the Contract was transferred to Westland Hotel Corporation (“Westland”), a hotel management company formed by Mr. Young with which Mr. Rothman was affiliated as a consultant. Westland has managed the Hotel continuously since the date the Contract was transferred to that company. Until his death in 2004, Ronald A. Young was President and Chief Executive Officer and the sole shareholder of Westland. Following Mr. Young’s death, Maxine Young became the President and Chief Executive Officer of Westland, and the shares of Westland are currently owned by Maxine Young, both individually and as Special Administrator of the Estate of Ronald A. Young. Mr. Rothman continues to provide consulting services to Westland.
      If the Proposal is approved and the Sale of the Hotel is consummated, the Contract with Westland will be cancelled with no cancellation or other fee paid to Westland; provided, however, that upon cancellation of the Contract, Westland will be entitled to receive repayment of Partnership working capital advances made by Westland, the payment of certain accrued Hotel operating expenses reimbursable to Westland and the payment of any Hotel management fees provided for in the Contract which are attributable to Hotel management services rendered prior to the closing of the Sale of the Property.
THE PROPOSED SALE
      As has been previously announced to the Limited Partners, the General Partner arrived at its opinion that marketing the Hotel for sale at this time would be appropriate and in the best interests of the Partnership after considering all relevant facts and circumstances, including the current commercial real estate market, the prevailing conditions in the hotel and hospitality industry, the attractive market for real estate financing, the length of time for which the Property has been held compared with the original plans of the Partnership, the appraised value of the Property, and the likely need for capital improvements to the Property in the near future to protect and maximize the Partnership’s existing investment.
      After interviewing several commercial real estate brokers with expertise in hotels, on April 25, 2005, the General Partner caused the Partnership to list the Hotel for sale with Colliers International Hotels of San Francisco (the “Broker”), on an “exclusive” basis, at a cash price of $13.9 million. This price was determined by the General Partner after taking into account the facts and circumstances the General Partner deemed relevant, including without limitation the recommendations of the Broker and the results of an independent appraisal of the Hotel dated March 22, 2005. Immediately after the listing was executed, the Broker contacted five potential hotel development and management companies known to have an interest in purchasing a hotel such as the Property. On or about May 10, 2005, one of those five contacts, Larkspur, submitted an offer, in the form of a proposed letter of intent (“LOI”), to purchase the Hotel for $13.5 million in cash. After a brief negotiating period, Larkspur submitted a revised LOI, increasing its offer to purchase the Hotel to the Partnership’s full $13.9 million cash asking price and seeking the Partnership’s agreement to deal with Larkspur exclusively (the “Larkspur Offer”) and not solicit other offers while a definitive agreement was negotiated and signed with Larkspur. Since the revised Larkspur Offer was at the full asking price for the Hotel, the General Partner believed that the Partnership could avoid a potentially lengthy and costly sales and marketing effort while still dealing with a significant and experienced hotel investment and management company with the financial and other resources necessary to complete the purchase of the Hotel. The General Partner therefore verbally advised Larkspur that it was prepared to accept the revised Larkspur Offer on behalf of the Partnership. The General Partner and Larkspur then negotiated the terms and conditions of the LOI. During this process, the General Partner visited the offices of Larkspur and met its principal officers, conducted a preliminary review of Larkspur’s qualifications to purchase the Hotel and, on May 31, 2005, the Partnership and Larkspur (on behalf of an affiliate or assignee) executed an LOI, the exclusivity and certain other provisions of which were binding on the Partnership, but which made the completion of the Sale subject to approval of the Limited Partners.
      On or about May 22, 2005, which was during the period the final form of LOI was being negotiated with Larkspur, but after Larkspur had been advised that the Larkspur Offer was being accepted, another of the hotel companies the Broker had initially contacted, Lotus, who had not previously indicated an interest in purchasing the Hotel, submitted a cash offer of $13.9 million for the Hotel (the “Lotus Offer”). Since the General Partner had already reached an understanding with Larkspur to treat the Larkspur Offer as preemptive and remove the Hotel from the market pending negotiation of a definitive sales agreement, and since the offer from Lotus was not significantly different from the Larkspur Offer and offered no price advantage to the Partnership, the General Partner determined to proceed with the Larkspur Offer and rejected the Lotus Offer.
      Despite the Partnership’s rejection of its offer, Lotus expressed a continuing interest in buying the Hotel and requested that the General Partner contact Lotus in the event Larkspur did not proceed with the purchase of the Hotel. Since the LOI with Larkspur had not yet been signed on the date Lotus submitted its offer, the General Partner negotiated with Larkspur for the inclusion in the Larkspur LOI, and in any subsequent definitive sales agreement, a provision for acceptance of a “backup” offer from Lotus. In effect, this enabled the Partnership to accept the Larkspur Offer and also to accept the Lotus Offer, with the latter being conditioned upon the termination of the Purchase Agreement with Larkspur. The General Partner believes that this approach is advantageous to the Partnership as it increases the likelihood that one of the two offers, which are both at the Partnership’s asking price and well in excess of the appraised value of the Hotel, will result in a transaction for the sale of the Property.
      Following execution of the LOI, extensive negotiations were undertaken with Larkspur, and on August 11, 2005, a definitive Purchase Agreement for the sale of the Hotel to a newly formed affiliate of Larkspur was signed, including provision for the execution of the Conditional Agreement with Lotus on substantially the same terms and conditions (except that certain time periods would differ and certain other conforming and minor changes would be made).
REASONS FOR THE SOLICITATION OF CONSENT
      The General Partner has determined that the Partnership should sell the Hotel to Primary Buyer and, upon completion of the Sale, should liquidate, dissolve and terminate the Partnership and distribute its assets in accordance with the terms of the Partnership Agreement. The General Partner seeks alternative authority, if the Larkspur Purchase Agreement is terminated for any reason prior to the consummation of the Sale, to sell the Hotel on substantially the same terms and conditions to Lotus and proceed to liquidate, dissolve and terminate the Partnership and distribute its assets.
      The reasons the General Partner believes that it is appropriate to sell the Hotel in the proposed Sale and to wind up the Partnership’s business affairs and liquidate, dissolve and terminate the Partnership at this time are as follows:
      (i) Under the terms of the proposed Sale, the Partnership will receive proceeds of approximately $12,500,000 (net of all costs and expenses of sale which include substantial First Mortgage Loan prepayment penalties), which exceeds the $12,000,000 appraised value of the Property set forth in the valuation letter obtained by the General Partner dated March 22, 2005. See Annex A hereto for the summary valuation letter of the independent appraiser.
      (ii) The sales price will be paid entirely in cash to the Partnership, thereby allowing the Partnership to wind up its business affairs and liquidate, dissolve, terminate and distribute its assets in accordance with the terms of the Partnership Agreement, which the General Partner anticipates can be completed in the first half of 2006.
      (iii) There is current economic uncertainty which pervades local and national economic conditions, as well as a degree of instability in the international environment.
      (iv) The General Partner, along with many other experts, believes that valuations in the hotel and real estate markets are currently at unusually high levels and that financing is readily available on attractive terms.
      (v) The Partnership has owned and operated the Hotel for over 27 years which is well beyond the holding time period expected at inception of the Partnership and acquisition of the Hotel.
      (vi) The General Partner believes that the operating performance of the Hotel has been maximized and that operations will not improve unless significant additional capital investment is made to reconfigure and upgrade the Hotel to take advantage of changing hotel demand factors and new marketing opportunities.
      (vii) No public trading market exists for the Units. Accordingly, the proposed Sale would provide an exit strategy for the Limited Partners, who otherwise must hold their Units indefinitely.
      As of July 1, 2005, the Partnership had 461 Limited Partners, including the Young Estate and its affiliates (which, collectively, own 754 Units, or 16.925% of all Units) and Rothman and his affiliates (who, collectively, own 738 Units, or 16.566% of all Units). The Managing Members of the Partnership’s General Partner and their affiliates are committed to vote all 1,492 Units owned by them “FOR” the Sale of the Hotel.
      If the Proposal is approved by Limited Partners holding a majority of the Units, the General Partner will promptly notify, in writing, all Limited Partners who did not consent to the Proposal; however, dissenting Limited Partners are not entitled to appraisal rights under the Partnership Agreement. If Limited Partner consent to the Proposal is not obtained from a majority in interest of Units outstanding (2,228 Units out of 4,455 Units outstanding), the proposed Sale of the Hotel will not be consummated.
      A consent to the Proposal authorizes (i) the Sale of the Hotel by the Partnership to the Primary Buyer or, if the Purchase Agreement is terminated for any reason prior to the closing of the Sale, to the Backup Buyer on the terms and conditions described herein and (ii) the liquidation, dissolution and termination of the Partnership and distribution of its assets in accordance with the terms of the Partnership Agreement.
      The Limited Partners’ consent to the Proposal is being solicited and the Proposal may only be voted upon as a unified Proposal (except that approval of the Proposal will permit the Sale of the Hotel to either the Primary Buyer or the Backup Buyer). Accordingly, a Limited Partner may not consent to (i.e., vote “FOR”) or withhold consent from (i.e., vote “AGAINST” OR “ABSTAIN”) one part of the Proposal without similarly consenting to or withholding consent from the others.
GENERAL PARTNER’S RECOMMENDATION
      The General Partner recommends that the Limited Partners CONSENT or vote “FOR” the Proposal.
APPRAISAL OF THE HOTEL
      The appraisal of the Hotel was prepared by PKF Consulting, San Francisco, California, an international firm of management consultants, industry specialists, and appraisers who provide a full range of services to the hospitality, real estate, and tourism industries. Headquartered in San Francisco, PKF Consulting has offices in Atlanta, Dallas, Houston, Indianapolis, Los Angeles, New York, Philadelphia, and Washington, DC. As a member of the Pannell Kerr Forster International Association, PKF Consulting has access to the resources of one of the world’s largest accounting and consulting firms, with 300 offices in 90 countries.
      PKF Consulting is an independent firm and is not affiliated with the General Partner or the Partnership. PKF Consulting was selected by the General Partner based on the General Partner’s belief as to the expertise of PKF Consulting in appraising hotel properties in the State of California. The General Partner’s belief is based on its past experience with PKF Consulting, which has previously rendered appraisals of the Hotel on a regular basis for a number of years and its appraisal of other hotels acquired by affiliates of the General Partner during the past 25 years. Annex A contains a summary of the appraisal report prepared by PKF Consulting dated March 22, 2005. Upon request to the office of the General Partner, the Partnership will furnish to a Limited Partner, without charge, a complete copy of the appraisal report, which contains a statement of the appraiser’s methodology, assumptions and limiting conditions. Limited Partners should be aware that appraised values are only opinions of value and, as such, do not reflect the realizable value of the Hotel which may be greater than, or less than, the appraised value.
THE BUYER AND THE BACKUP BUYER
      Based on its review of each potential buyer, the General Partner believes that each of the Primary Buyer (the Larkspur affiliate) and the Backup Buyer (Lotus) are capable of performing the obligations of the Primary Buyer under the terms of the Purchase Agreement or, in the case of the Backup Buyer, as modified by the Conditional Agreement. See “Terms and Conditions of Sale” commencing at page 6. Set forth below is selected information concerning both Larkspur and Lotus.
Larkspur Hotels, LLC
      Larkspur Hotels, LLC, the sole member of the Buyer, is a hotel investment and management company formed in Delaware and is located at 770 Tamalpais Drive, Suite 320, Corte Madera, California 94925 (phone 415-945-5000). Larkspur, together with certain affiliates (collectively, the “Larkspur Group”) owns and operates 20 hotels (and operates an additional hotel) containing an aggregate of 2,590 guest rooms located in Northern California, Oregon and Washington. The hotels are operated under three brands. There are five Hilton Garden Inn hotels, eleven Larkspur Landing hotels, and five Larkspur Collection hotels. The Larkspur Group was founded in 1996 and Larkspur Hotels was founded in 2003.
      Farallon Larkspur Investors, LLC (“Farallon”), an affiliate of Farallon Capital Management, LLC (“Farallon Capital”) is a member of Larkspur and has made capital contributions which have been used by Larkspur to acquire its hotel portfolio. When Larkspur identifies a hotel for acquisition such as the Hotel, a single-purpose, limited liability company is formed (an “Investment Entity”) in which Larkspur holds the sole interest. Upon acquisition of a hotel, the Investment Entity contracts with Larkspur for management of the day-to-day operations of the hotel acquired.
      Farallon Capital, whose principal business office is located at One Maritime Plaza, Suite 1325, San Francisco, California 94111 (phone 415-421-2132), is a registered investment advisor which was organized in 1986 for the purpose of managing equity capital for institutions, such as college endowments and foundations, and high net worth individual investors. The real estate investment strategy of Farallon Capital is dedicated to pursuing fee simple investment interests in real property, leaseholds and mortgages where entitlement, development, leasing and management expertise can add value. In its Investment Adviser Public Disclosure Form ADV filed with the Securities and Exchange Commission in February 2005, Farallon Capital reported it had more than $12.5 billion of assets under management.
      Larkspur has provided the Partnership with a conditional funding letter from Farallon in which Farallon indicates its intention to provide the necessary financing for the acquisition of the Hotel. See Annex B — Conditional Funding Letter.
Lotus Hospitality, Inc.
      Lotus is a hotel investment, development and management company that has been in business for approximately 10 years. Its principal business office is located at 264 South Airport Blvd., South San Francisco, California (phone 800-465-6887). Lotus concentrates its investment and management activities on undervalued or distressed Hotel properties in need of capital improvements or market repositioning to enhance value. The president, CEO and sole shareholder of Lotus is G.M. Singh, a native of the Fiji Islands.

      Currently, Lotus owns and operates the 101-room, Sheraton Four Points Hotel & Suites, which Lotus designed and developed, located in close proximity to San Francisco International Airport. This property is recognized as a prototype for the design of a typical Sheraton Four Points Hotel property, and the property is one of the highest rated in the Sheraton franchise system. Lotus also owns and operates the 224-room, Holiday Inn located at San Francisco International Airport. Both the Sheraton and Holiday Inn are full-service hotel operations and include food, beverage, banquet and meeting facilities. In addition to the two hotel properties currently owned and operated by Lotus, the company is developing a 300-room resort hotel in the Fiji Islands located on 40 acres of beachfront property owned by Mr. Singh’s family.
      Mr. Singh has presented the Partnership with a personal financial statement which he has certified, represented and warranted accurately reflects his financial condition and reflects his financial ability to acquire the Hotel. The Partnership has also obtained favorable reference letters from two commercial banks with which Mr. Singh has a relationship. Mr. Singh has represented that he has sufficient cash on hand and through available bank lines of credit to acquire the Hotel without additional financing.
TERMS AND CONDITIONS OF SALE
      The descriptions of the Purchase Agreement and the Conditional Agreement herein constitute summaries of material terms of these agreements. Complete copies of the Purchase Agreement and the Conditional Agreement are available to Limited Partners from the Partnership at no cost upon request to the General Partner or from the SEC’s Internet site at http:www.sec.gov, where these documents were filed as part of the Partnership’s Current Report on Form 8-K dated August 11, 2005.
      Effective as of August 11, 2005, the Partnership entered into the Purchase Agreement to sell the Hotel to the Primary Buyer. The sales price of the Hotel is $13,900,000 (less certain closing costs), which is the full asking price for the Hotel as set forth in the Partnership’s sale listing agreement. Cash to the Partnership will be reduced by costs for the prepayment of the Partnership’s existing loan on the Hotel. The Primary Buyer intends to pay the purchase price from funding to be provided by Farallon. As discussed above, Farallon has provided funding for Larkspur’s acquisition of hotel properties in the past.
      The Purchase Agreement provides for a 45-day due diligence period, subject to certain extensions (the “Contingency Period”). During the Contingency Period, the Primary Buyer will conduct a complete review and inspection of the Hotel and its operations and, until the Contingency Period expires, the Primary Buyer may terminate the Purchase Agreement for any reason whatsoever. Accordingly, there is no assurance that the Primary Buyer will in fact acquire the Hotel until after the expiration of the Contingency Period.
      In addition, among other conditions to the closing of the Sale, the Contingency Period will be extended and not expire until ten (10) days after the requisite Limited Partner approval for the Proposal has been obtained. The closing of the Sale of the Hotel to the Primary Buyer is scheduled to occur thirty (30) days following the expiration and successful conclusion of the Contingency Period or such earlier time as mutually agreed upon but not earlier than at least ten (10) days after the receipt of the required approval from the Limited Partners. The closing may be delayed under some circumstances, such as pending the receipt of the transfer of the Hotel’s temporary liquor license to the Primary Buyer (but not by more than fifty (50) days). If the closing has not occurred on or before the eightieth (80th) day following the expiration of the Contingency Period, however, the Purchase Agreement will terminate.
      The Primary Buyer has deposited the sum of $250,000 in an escrow which is subject to refund in the event the Primary Buyer terminates the Purchase Agreement during the Contingency Period. If the Primary Buyer fails to terminate the Purchase Agreement during the Contingency Period, it will deposit an additional $250,000 in escrow, and if the Primary Buyer thereafter fails to complete the purchase, except for the Partnership’s failure to perform, or if certain other unforeseen events occur or if certain conditions are not satisfied or waived, the entire $500,000 deposit is subject to forfeiture to the Partnership. If the Primary Buyer elects to terminate the Purchase Agreement during the Contingency Period, its deposit will be refunded.
      The Partnership made representations and warranties to the Primary Buyer in the Purchase Agreement, including representations and warranties as to, among other things, the Partnership’s power and authority to enter into and consummate the transactions contemplated by the Purchase Agreement, title matters and possession of the Property and operating history of the Hotel. These representations and warranties survive the closing of the Sale of the Hotel until the date that is the earlier of the date the Partnership is liquidated or twelve (12) months after the closing date, at which time such representations and warranties and other provisions (and any cause of action resulting from a breach thereof) terminate as to any breach with respect to which the Primary Buyer has not previously given written notice. In the case of the General Partner’s fraud or willful misconduct, the General Partner may also be liable to the Primary Buyer. The Primary Buyer has made limited representations and warranties to the Partnership, including representations and warranties as to, among other things, its organization, power and authority to enter into and consummate the transactions contemplated by the Purchase Agreement. In addition, there is cross-indemnification for certain liabilities that might arise under applicable securities laws that survive the closing until the applicable statutes of limitations have expired.
      As noted above, thirty (30) days after expiration of the Contingency Period, closing of the sale of the Hotel is scheduled to take place, although the closing could be extended under certain conditions. Therefore, the closing is expected to occur in November 2005 but, in any event, should occur before the end of this year. Following the anticipated closing, the Partnership will commence the wind up of its business affairs and liquidate, dissolve and terminate the Partnership and distribute its assets in accordance with the terms of the Partnership Agreement, which the General Partner anticipates can be completed in the first half of 2006.
      At this time, the General Partner estimates that cash distributions to the Partners will be approximately $1,000 per Unit. However, Limited Partners are advised that there are a number of factors beyond the control of the Partnership and the General Partner that could influence the amount of the liquidating distribution, and such distributions may be more than or less than $1,000 per Unit. An unaudited pro forma balance sheet as of June 30, 2005, giving effect to the Sale of the Hotel, is attached hereto as Annex C.
      The Purchase Agreement made provision for the Partnership to accept a “backup offer” with an alternative buyer and to execute an alternative agreement, which would be subordinate to the proposed Sale of the Hotel to the Primary Buyer, and which would become effective in the event the Purchase Agreement is terminated for any reason. The Partnership has accepted a backup offer from Lotus as the Backup Buyer and has executed the Conditional Agreement for the sale of the Hotel to the Backup Buyer. If the Purchase Agreement with the Primary Buyer is terminated for any reason prior to the consummation of the Sale, the Partnership and the Backup Buyer will automatically be deemed to have an effective and enforceable real estate purchase and sales agreement for the Backup Buyer (Lotus) to purchase the Hotel on substantially the same terms as those contained in the Purchase Agreement as if the Backup Buyer were the Primary Buyer under the Purchase Agreement, including payment of the same $13,900,000 cash purchase price (also less certain closing costs), except that certain time periods would differ and certain other conforming and minor changes would be made. Again, cash to the Partnership will be reduced by costs for the prepayment of the Partnership’s existing loan on the Hotel.
      In order to be in a position to make a purchase decision under the Conditional Agreement at the end of its Contingency Period, the Backup Buyer will conduct its due diligence review and investigation of the Hotel concurrently with the Primary Buyer and also has a right to terminate the Conditional Agreement at the end of its Contingency Period, which is five (5) days after the Primary Buyer Contingency Period ends. If the Purchase Agreement terminates and the Backup Buyer decides within five (5) days thereafter to complete the purchase of the Hotel under the Conditional Agreement, the Backup Buyer will deposit the sum of $500,000 in escrow which will immediately become subject to forfeiture if the Backup Buyer fails to close escrow, again, unless the Partnership fails to perform. If the closing of the Sale to the Backup Buyer has not occurred on or before the sixtieth (60th) day (rather than the 90th day) following the expiration of the Backup Buyer Contingency Period, however, the Purchase Agreement will terminate. Other terms and conditions of the Purchase Agreement with the Primary Buyer are essentially the same as those applicable to the Backup Buyer.
      Due to the Contingency Periods under both the Purchase Agreement and the Conditional Agreement, during which the Primary Buyer or the Backup Buyer, as the case may be, can unilaterally terminate the Sale, as well as other conditions to the closing of the Sale, there is no assurance that the Primary Buyer or the Backup Buyer will in fact acquire the Hotel.
PROPERTY OPERATIONS
      During the past three years (2002, 2003 and 2004), the Property has generated occupancy factors averaging 48% each year and daily average room rates of more than $109, with total revenues averaging approximately $3,925,000 per year. Over that three year period, after allowing for capital replacement reserves as mandated under the First Mortgage Loan and required monthly principal and interest payments on that loan, the Hotel generated a net loss averaging almost $230,000 per year. Annex D sets forth a balance sheet as at and a statement of operations, statement of changes in Partners’ deficits and statement of cash flows for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited).
      Since its formation in 1978 through June 30, 2005, the Partnership has distributed a total of $17,118,000 from operations and refinancing proceeds to the Partners, or $3,804 per Unit, representing a pre-tax, discounted, internal rate of return of 11.6% per annum, compounded over more than 27 years (the calculation of “internal rate of return” accounts for the annual rate of return on investment and the complete return of investment, compounded over the term of the investment). A return on investment summary is attached as Annex E which sets forth by year the pre-tax, cash distributions paid to Limited Partners since the date of the Partnership was formed. These figures do not reflect the cash proceeds to be distributed to Partners as a result of the sale of the Hotel.
DISTRIBUTION OF SALE PROCEEDS
      The unaudited pro forma summary balance sheet as of June 30, 2005 giving effect to the Sale of the Hotel is attached as Annex C. This summary balance sheet sets forth the financial condition of the Partnership as of that date and as adjusted to reflect the proposed Sale of the Hotel, assuming the sale had been completed as of June 30, 2005. Based upon the financial condition of the Partnership at that time, adjusting for the Sale of the Hotel under the Purchase Agreement or, in the case of Lotus, as modified by the Conditional Agreement, the deduction of estimated costs and expenses associated with the Sale, First Mortgage Loan prepayment charges and the “Sales Profits” (as defined in the Partnership Agreement) participation payable to the Original GP’s of the Partnership in the amount of approximately $1,600,000, the Partners’ Equity available for distribution to the General Partner and Limited Partners, assuming the Partnership had been liquidated as of June 30, 2005, would have been approximately $4,500,000, or $1,000 per Unit.
      LIMITED PARTNERS ARE ADVISED THAT THE ACTUAL LIMITED PARTNERS’ EQUITY AVAILABLE FOR DISTRIBUTION WHEN THE SALE OF THE HOTEL HAS, IN FACT, BEEN COMPLETED WILL BE A FUNCTION OF THE FINANCIAL CONDITION OF THE PARTNERSHIP ON THE DATE OF CLOSING OF THE SALE AND OTHER CONDITIONS BEYOND THE CONTROL OF THE GENERAL PARTNER AND, THEREFORE, ACTUAL LIQUIDATING DISTRIBUTIONS PAYABLE TO THE ORIGINAL GP’s, THE GENERAL PARTNER AND LIMITED PARTNERS MAY BE MORE THAN, OR LESS THAN, THE ESTIMATED AMOUNTS.
      All assets remaining in the Partnership after payment of the Partnership’s liabilities will be distributed to the Original GP’s, the General Partner and Limited Partners in the form of a “liquidating distribution” which will be paid when the Partnership has completed a final audit of its books and records and is prepared to liquidate. The General Partner estimates the Partnership will be in a position to make the liquidating distribution not later than June 30, 2006 and a final tax return for the Partnership will then be filed.
      ASSUMING ALL CONDITIONS TO THE SALE OF THE HOTEL ARE SATISFIED AND A MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS APPROVE THE SALE AND LIQUIDATION OF THE PARTNERSHIP, THE GENERAL PARTNER EXPECTS THE SALE TO CLOSE UNDER THE PURCHASE AGREEMENT OR, IN THE CASE OF LOTUS, AS MODIFIED BY THE

CONDITIONAL AGREEMENT, ON OR BEFORE NOVEMBER 30, 2005 AND IN ANY EVENT BY DECEMBER 31, 2005. HOWEVER, THERE ARE NUMEROUS FACTORS BEYOND THE CONTROL OF THE GENERAL PARTNER AND THE PARTNERSHIP THAT COULD AFFECT THE SALE TRANSACTION AND, THEREFORE, LIMITED PARTNERS ARE ADVISED THERE CAN BE NO ASSURANCE THE SALE WILL BE COMPLETED AS PROPOSED, THE CLOSING WILL NOT BE DELAYED BEYOND THE EXPECTED CLOSING DATE OR THAT THE SALE WILL NOT BE TERMINATED PRIOR TO CLOSING.
      FURTHERMORE, THE SALE OF THE HOTEL WILL RESULT IN A TAXABLE GAIN TO THE LIMITED PARTNERS, A PORTION OF WHICH WILL BE SUBJECT TO TAXATION AT ORDINARY INCOME TAX RATES AND A PORTION OF WHICH WILL BE SUBJECT TO TAXATION AT CAPITAL GAINS TAX RATES. THEREFORE, LIMITED PARTNERS ARE ADVISED TO SEEK INDEPENDENT COUNSEL WITH RESPECT TO THEIR INDIVIDUAL TAX CONSEQUENCES RESULTING FROM OF A SALE OF THE HOTEL, A LIQUIDATION AND A TERMINATION OF THE PARTNERSHIP AND DISTRIBUTION OF THE PARTNERSHIP’S ASSETS.
FEDERAL INCOME TAX CONSEQUENCES
      The following discussion is a summary of material U.S. federal income tax consequences to Limited Partners resulting from the Sale of the Hotel and the subsequent liquidation, termination and dissolution of the Partnership and distribution of its assets for United States federal income tax purposes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), regulations thereunder, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only if you are a U.S. person as defined under the Code and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to Limited Partners who may be subject to special tax treatment under the Code.
      Moreover, this summary does not address the tax consequences of the Sale of the Hotel or the liquidation, termination and dissolution of the Partnership and distribution of its assets under state, local or foreign tax laws. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE SALE AND DISTRIBUTION TO YOU.
      The assets being sold by the Partnership fall into four different categories as follows: (i) land and building; (ii) furnishings and equipment; (iii) inventory of food and beverages and (iv) liquor license. For income tax purposes gain or loss on each category is treated differently, so the purchase price must be allocated among the different categories. The General Partner expects that, prior to the Closing, the Partnership and the Buyer will agree upon an appropriate allocation.
      The bulk of the purchase price will be allocated to land and building. The excess of the amount so allocated over the tax basis of such assets will result in Section 1231 gain being recognized with respect to such assets. Each Partner’s share of Section 1231 gain from the Partnership will be aggregated with his or her other Section 1231 gains or losses. If the aggregate is a loss, then such amount is deducted as an ordinary loss. If the aggregate is a gain such amount is taxed as capital gain. For federal income tax purposes a portion of any such capital gain allocable to the Partnership will be taxed at a maximum rate of 15% and a portion taxed at a maximum rate of 25%. The portion treated as 25% gain (known as “unrecaptured Section 1250 gain”) will be equal to the prior depreciation deduction previously taken by the Partnership with respect to the building, and the balance of the gain will be treated as 15% gain.
      Any gain or loss attributable to the furnishings and equipment (i.e., the difference between the amount allocable to such assets and the income tax basis of such assets) will be taxed as ordinary income or ordinary loss. Similarly, any gain or loss attributable to the inventory of food and beverages will be taxed as ordinary income or ordinary loss. Any gain or loss attributable to the liquor license will be taxed as a capital gain or loss.
      Each Partner’s basis for his or her Partnership interest will be increased (or decreased) by the amount of income (or loss) allocable to such Partner as set forth above. Then, upon liquidation of the Partnership and distribution of liquidating proceeds, such basis will be reduced by the amount of cash distributed. If the amount of cash distributed exceeds the Partner’s basis for his or her Partnership interest, such excess will be taxed as capital gain. Conversely, if the amount of cash distributed to such Partner is less than the Partner’s basis for his or her Partnership interest, the Partner will realize a capital loss in the amount of the shortfall.
      THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. LIMITED PARTNERS SHOULD CONSULT THEIR INDIVIDUAL FINANCIAL ADVISORS REGARDING THE CONSEQUENCES OF A SALE OF THE HOTEL AND THE LIQUIDATION, TERMINATION AND DISSOLUTION OF THE PARTNERSHIP AND DISTRIBUTION OF ITS ASSETS APPLICABLE TO A PARTICULAR LIMITED PARTNER’S TAX SITUATION, INCLUDING FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS.
      IRS Circular 230: Under U.S. Treasury regulations, we are required to inform you that any tax advice contained in this communication (including any attachment) is not intended to be used, and cannot be used, to avoid penalties imposed under the Internal Revenue Code.
SECURITY OWNERSHIP
      As of the Record Date, there were 4,455 Units issued and outstanding and entitled to vote. Except as set forth below, there is no person known to the Partnership to be the beneficial owner of more than 5% of the Units.

		Number of Units and
		Nature of Beneficial
		Ownership as of
	Name of Beneficial	Close of Business on
Title of Class	Owner	October 1, 2005	Percent of Class

Limited Partnership Units	Maxine Young	754 Units(1)	16.925%

Limited Partnership Units	John F. Rothman	738 Units(2)	16.566%

(1)	Includes 749 units owned indirectly through the Estate of Ronald A. Young and 5 units owned directly by Maxine Young.

(2)	Includes 694 units owned indirectly by the 2004 Rothman Family Trust and 44 units owned by immediate Rothman family members.
      In addition, the General Partner owns a 1% interest in the equity, profits and losses of the Partnership by virtue of the $45,000 capital contribution to the Partnership by the original general partners upon the Partnership’s formation.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
      The General Partner does not receive any compensation from the Partnership for serving as the Partnership’s general partner. However, the Original GP’s, or their affiliates, are entitled to a share of the Hotel “Sales Profits” (as defined and set forth in the Partnership Agreement and summarized below) which is payable in connection with a Sale of the Property and a liquidation, dissolution and termination of the Partnership and distribution of its assets to the Partners.
      Upon the sale or refinancing of the Hotel, the Original GP’s are entitled to receive 25% of the “Sales Profits” (as defined) subordinated to (i) a 12% per annum cumulative, simple interest, return on the capital contributions of the Partners, and (ii) the return of such capital contributions to the Partners, to the extent such proceeds are distributed to the Partners. See “Distribution of Sale Proceeds” commencing on page 8.
      In addition, under the terms of the First Mortgage Loan, John F. Rothman and Ronald A. Young, who has since died, each personally executed a guaranty for the benefit of the lender with respect to certain provisions of the First Mortgage Loan agreement. A Sale of the Property and prepayment of the First Mortgage Loan will relieve Mr. Rothman of such guaranty obligations. However, under the terms of the Purchase Agreement, the General Partner has potential liability for breach of certain representations and warranties in the case of fraud or willful misconduct or in connection with certain securities law liabilities. See “Terms and Conditions of Sale” at page 6.
LEGAL PROCEEDINGS
      The Partnership from time to time defends various claims and litigation which arise from operations and in the ordinary course of the Partnership’s business. In the opinion of the General Partner, any losses resulting from these matters will not have a material adverse affect on the Partnership’s results of operations.
FEES AND EXPENSES
      The Partnership will bear the cost of soliciting proxies. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail, telegram, courier service and other similar means of communication on behalf of the Partnership by employees of the General Partner and its affiliates, who will not receive additional compensation therefor.
INDEPENDENT PUBLIC ACCOUNTANTS
      The Partnership’s auditor is William H. Ling. The audit services rendered by William H. Ling for the fiscal years ended December 31, 2004 and 2003 included: examination of the financial statements of the Partnership, consultation in connection with the preparation and filing of the Form 10-KSB Annual Report and Form 10-QSB Quarterly Reports with the Securities and Exchange Commission and consultation with the Partnership on accounting and related matters.
GENERAL INFORMATION
      The Partnership is subject to the informational requirements of the Exchange Act and is therefore required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by the Partnership with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http://www.sec.gov that contains reports and proxy statements regarding issuers that file electronically with the SEC.
      The information contained in this Consent Solicitation Statement is accurate only as of the date hereof, and the General Partner undertakes no obligation to update any information contained in this statement after the date hereof. The Partnership has not authorized anyone else to provide you with information. You should not assume that the information in this Consent Solicitation Statement or any supplement is accurate as of any date other than the date on the front page of this Consent Solicitation Statement or such other date as may be specified herein.
      Only Limited Partners of record on October 1, 2005 may consent to the Proposal. If a Limited Partner’s Units are held in the name of a brokerage firm, bank, nominee or other institution, only such institution can vote and sign the Consent with respect to such Units and can do so only at your direction. Accordingly, if your Units are so held, please contact your account representative and give instructions to have the enclosed Consent form executed with respect to your Units. The General Partner intends to request persons holding Units in their name or custody, or in the name of nominees, to send solicitation materials to their principals and request authority for the execution of the Consents, and the Partnership will reimburse such persons for their expense in so doing.
      Only one Consent Solicitation Statement is being delivered to multiple Limited Partners sharing an address unless the Partnership has received contrary instructions from one or more of the Limited Partners. Upon written or oral request, the Partnership will deliver promptly a separate copy of the Consent Solicitation

Statement to a Limited Partner at a shared address to which a single copy of the documents was delivered. Please provide such written or oral requests to the mailing address, telephone and facsimile numbers listed below. Limited Partners who wishes to receive a separate copy of any consent solicitation statement or proxy in the future and Limited Partners sharing an address who are receiving multiple copies of consent solicitation statements or proxies but wish to receive a single copy in the future may also provide such delivery instructions to the Partnership by providing written or oral requests to the mailing address, telephone and facsimile numbers listed below.
      THE SIGNED CONSENT SHOULD BE SENT OR DELIVERED BY EACH LIMITED PARTNER TO THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW:
CASA MUNRAS HOTEL PARTNERS, L.P.
c/o Casa Munras GP, LLC
8885 Rio San Diego Drive, Suite 220
San Diego, California 92108
Telephone (619) 297-4040
Facsimile (619) 297-4084

ANNEX A

PKF
CONSULTING
425 California Street
Suite 1650
San Francisco CA 94104

Telephone (415) 421-5378
Telefax (415) 956-7708
www.pkfonline.com
March 22, 2005
Mr. John Rothman
Casa Munras Hotel Partners, LP
4661 Arriba Drive
Tarzana, California 91356

RE:	The Casa Munras Garden Hotel — Monterey, California
Dear Mr. Rothman:
      In accordance with your request, we have completed an updated appraisal of the market value of the 166-room Casa Munras Garden Hotel (the “Subject”) located in Monterey, California.
      The purpose of this appraisal is to estimate the market value of the fee simple interest in the above referenced property in its existing “as is” condition. The function of the appraisal is for internal partnership valuation purposes. No other use — is permitted under the terms of our engagement. The property is valued on a going-concern basis, including all rights of realty, personalty, and intangible value. The effective date of value is March 1, 2005.

A.	INTRODUCTION
      The Subject is located at 700 Munras Avenue in downtown Monterey. The 166 room hotel consists of 12 freestanding structures, which includes approximately 7,600 square feet of retail space and approximately 4,460 square feet of meeting facilities. Additional public facilities include a lobby, 84-seat lobby bar, 96 restaurant, heated outdoor pool, and sufficient back-of-house facilities. Overall, the property has been well maintained and is in good condition to serve the lodging needs of commercial, leisure, and group travelers to the Monterey area.
      The scope of our work included an inspection of the Subject, analysis of local economic and market conditions, examination of the historical operating performance of the property, estimation of the Subject’s future operating performance, and derivation of value using the Sales Comparison and Income Capitalization Approaches to valuation. The Cost Approach was not considered to be a meaningful indicator of value for the Subject and was not utilized.
      To develop our opinion of value, we have performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice (USPAP). However, at the request of our client, this appraisal is communicated in a Restricted Report format. This report is intended to comply with the reporting requirements set forth under Standards Rule 2-2(c) of USPAP for a Restricted Appraisal Report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop our opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in our files. The depth of discussion contained in this report is specific to the needs of the client, for the intended use previously stated.

Member, PKF International Ltd.

Mr. John Rothman	March 22, 2004

B.	DEFINITIONS
      The terms “market value” and “going-concern value” as used herein are defined as follows:

Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. Buyer and seller are typically motivated;

2. Both parties are well-informed or well-advised, and acting in what they consider their own best interests;

3. A reasonable time is allowed for exposure in the open market;

4. Payment is made in temps of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and,

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Market value “as is” on the appraisal date means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.(2)

Going-Concern Value is defined as the tangible and intangible elements of value in a business enterprise resulting from factors such as having a trained work force, an operational plant, and the necessary licenses, systems, and procedures in place.(3)
      The property rights appraised represent the “fee simple interest” in the Subject, with the definition presented as follows:

Fee Simple Interest is the absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.(4)

C.	SPECIAL ASSUMPTIONS
      In developing our opinion of value, we have also made the following special assumptions:

•	The Subject is currently owned and operated by the Casa Munras Hotel Partners, L.P., and operated by Westland Hotel Corporation. For the purpose of this appraisal, which assumes a sale of the hotel, we have further assumed that the hotel would be sold unencumbered as to management. We have also assumed that a new owner would retain a professional management company to operate the property. This new operating company has been assumed to be experienced in the operation of similar lodging facilities. The estimated cost to retain such a management company (3.0 percent of revenues) has been deducted from the projected income of the hotel for the purpose of this analysis.

      (1) Federal Register, Vol. 55, 165, Friday, August 24, 1990, Rules and Regulations, 12 CFR Part 34.42 (F)
      (2) Appraisal Policies and Practices of Insured Institutions and Services Corporation Federal Home Loan Bank Board, “Final Rule”. 12 CFR Parts 563 and 571, December 31, 1987
      (3) Appraisal Institute, The Dictionary of Real Estate Appraisal, Fourth Edition (Chicago: Appraisal Institute, 2002) page 127.
      (4) Ibid, page 113.

Mr. John Rothman	March 22, 2004

•	After review of the facilities and amenities of both the Subject and the competitive Monterey hotel market, as well as an analysis of the average daily rates and occupancy levels of these competitors, we are of the opinion that management of the Subject is currently not maximizing the rooms revenue potential at the hotel. Specifically, management has not been successful in attracting price-sensitive mid-week group and commercial travelers. We are of the opinion that a focused marketing effort coupled with a lower rate structure and mid-week discounting would successfully attract these guests to the hotel. As such, we have modeled a significant downward average daily rate adjustment for the subject in the fiscal year 2005/2006 ($99.00), which we project will result occupancy levels increasing to a stabilized level of 70.0 percent by 2007.

•	The Subject currently leases seven retail outlets to individual businesses. The seven retail leases expire on October 39, 2005. Based on discussions with management, we have assumed that at the end of the term, the lease agreements would be renewed, or similar leases signed, and the Subject will continue to receive rental income from the retail outlets throughout the remainder of our analysis period.

D.	VALUATION ANALYSIS
      As previously noted, we have used two of the three traditional approaches to value, the Sales Comparison and the Income Capitalization Approaches.

1.	Sales Comparison Approach
      In our analysis of the Subject, we conducted a thorough search for recent sales of hotel properties, attempting to identify those transactions that involved properties most similar to the Subject. Our search for sales was originally focused on the coastal cities throughout Monterey County. However, due to the lack of recent comparable sales, we extended our search to incorporate sales of hotels located in coastal cities throughout Santa Cruz County. Based on this search, we have identified three comparable hotel sales that have occurred within the past 35 months or approximately three years. We have used these sales as the basis for our valuation of the Subject under this approach.
      Presented in the following table is a summary of the selected comparable hotel sales, followed by a map and a complete description of each transaction. A discussion of each transaction is presented later in this report.

Comparable Hotel Sales

				Year		Price per		Overall
Sale No.	Property	Location	Sale Date	Built	Rooms	Room	RRM	Cap Rate

1	Chaminade	Santa Cruz	Nov-04	1985	153	$120,915	3.6	3.60%
2	Half Moon Bay Lodge	Half Moon Bay	Feb-04	1972	80	$101,875	3.4	7.30%
3	Hotel Pacific	Monterey	Apr-02	1985	105	$153,810	3.5	10.50%
Avg.	—	—	—	—	113	$125,533	3.5	7.13%

RRM: Rooms Revenue Multiplier
Source: PKF Consulting
      The previous hotel sales were conveyed under a variety of circumstances, including different motivations of the buyer and seller, renovation and repositioning strategies (or the lack of), financing terms, geographical locations, and market conditions (time). In addition, the sales differ from the Subject in size, location, operating history, amenities, and physical condition. Based on the many differences between these hotels, we are of the opinion that an analysis using a rooms revenue multiplier (RRM) is the most appropriate unit of comparison in our estimation of value for the Subject. The rooms revenue multiplier measures the total revenue generated from room rentals in relation to the sale price. Unlike a price per room analysis, rooms revenue multipliers do not require subjective adjustments for location, physical/operational characteristics, or

Mr. John Rothman	March 22, 2004

market conditions (time), since variances in properties are reflected in the ADRs and annual occupancies achieved in the market. A summary of the rooms revenue multipliers derived from the comparable sales is presented in the following table.

Comparable Hotel Sales

Sale No.	RRM

1	3.6
2	3.4
3	3.5

Average	3.5

      As can be noted, indicated RRMs range from a low of 3.4 to a high of 3.6, with an average of 3.5.
      Given the relatively tight range of RRMs derived from the three sales, we are of the opinion that a RRM of 3.5, which reflects both the average as well as the median RRM for these transactions is appropriate to value the Subject. Utilizing our projected year one (2005/06) occupancy of 57.0 percent at an ADR of $99.00, the indicated value per room for the Subject is calculated as follows.

		Year One		Year One				Indicated Value
		(2005/06)		(2005/06)		Days per		per Unit
RRM		Occupancy		ADR		Year		(Rounded)

3.5	×	570%	×	$99.00	×	365	=	$72,100
      As noted in the above table, the RRM analysis produces a value indication of approximately $72,100 per available unit for the Subject. This equates to a total value of approximately $12.0 million detailed as follows.

166 Rooms × $72,100 Per Room	$12,000,000 (Rounded)
      Therefore, we estimate that the market value “as is” of the fee simple interest in the Subject as of March 1, 2005, via the Sales Comparison Approach, is:
Twelve Million Dollars
$12,000,000

2.	Income Capitalization Approach
      In the Income Capitalization Approach, the value of the property is based on an analysis of the income and expenses generated by the facility during a projected holding period. The value of the property is obtained using both direct capitalization and yield capitalization (discounted cash flow analysis).
      The earnings stream most commonly used as the basis for this method of valuation is the net operating income (NOI) from operations after the deduction of real estate taxes and insurance, but before the deduction of interest, depreciation, amortization, and taxes on income. Also deducted from the NOI from operations is a reserve for capital improvements for the property. Our projection of the operating income for the hotel was based on a detailed evaluation of the subject, which included the following work program:
      1. We performed a thorough inspection of the property.
      2. We evaluated the economic environment of the property’s local market. In this analysis, we primarily focused on economic factors that affect hotels located in the area.
      3. We performed inspections and evaluations of competitive hotels and analyzed their historical and future market performance.
      4. We analyzed financial statements from five mid-scale, full-service hotels located in California.
      5. We analyzed the 2000, 2001, 2002, 2003, and 2004 historical operating performance of the Subject.

Mr. John Rothman	March 22, 2004

      6. We performed an analysis of the property’s future market position. This analysis included a forecast of the attainable occupancy levels and average room rates the Subject could achieve.
      Based on our analysis of the foregoing, we have developed an estimate of the net operating income of the Subject for a typical or stabilized year of operation, as well as the Subject’s next ten years of operation.

a.	Direct Capitalization
      In the direct capitalization technique, the earnings stream for a typical or stabilized year of operation is converted into a value estimate by dividing our income estimate by an appropriate income capitalization rate. The capitalization rate represents the relationship between income and value observed in the market and was derived through an analysis of comparable sales and several recent investment surveys that collect data on current going in capitalization rates for hotels. Based on our research, we are of the opinion that a capitalization rate of 9.0 percent is appropriate for the subject.
      Based on our projection of the net operating income of the Subject for a stabilized year of operation (presented on the following page) and a capitalization rate of 9.0 percent, the market value of the subject as if stabilized using the direct capitalization technique is estimated to be $13,178,000 as detailed in the following table.

Projected Stabilized Net Operating Income	$1,186,000
Overall Capitalization Rate	9.0%

Stabilized Value Indication (Rounded)	$13,178,000

      From this derived stabilized value, a deduction is made for the costs required for the hotel to achieve the projected stabilized level of income. This cost is typically referred to as “income loss.” A calculation of the income loss associated with this hotel prior to stabilization is presented in the following table.

Direct Capitalization Income Loss Calculation

	Projected Net	Stabilized Year Net
Year	Operating Income	Operating Income*	Total Income Loss/Gain	Present Value 6.5%

2005/06	$670,000	$1,186,000	$516,000	$484,500
2006/07	1,023,000	1,221,600	198,600	175,100

Cumulative Loss	—	—	$714,600	$659,600

*	Inflated at 3.0 percent annually

Source:	PKF Consulting
      Based upon the preceding calculation, the cumulative income loss over the two year stabilization period is approximately $714,600. The majority of this loss is attributable to the temporary depression of the occupancy at the subject, which is a primarily the result of the recovering hotel market. Investors typically discount the estimated rent loss at either the cost of capital, internal rate of return for the property, or at a “safe rate” such as AAA rated bonds or short-term treasury bills. For the purpose of this analysis, we have chosen to discount the income loss at an assumed cost of capital. Consequently, if the sum of the rent loss were discounted at an interest rate of 6.5 percent, the discounted present value of the estimated income loss would be adjusted to $659,600.

Mr. John Rothman	March 22, 2004

Casa Munras Garden Hotel
Representative Year of Operation

	Stated in	2005/06	Dollars

Number of Units:		166
Number of Annual Rooms Available:		60,590
Number of Rooms Occupied:		42,413
Annual Occupancy:		70.0%
Average Daily Rate:		$99.00
Revenue Per Available Room:		$69.30

	Amount	Ratio	Per Room	P.O.R.

Revenues
Rooms	$4,188,000	82.8%	$25,229	$98.74
Food & Beverage	739,000	14.6%	4,452	17.42
Telecommunications	23,000	0.5%	139	0.54
Rentals and Other Income	110,000	2.2%	663	2.59

Total Revenues	5,060,000	100.0%	30,482	119.30

Departmental Expenses
Rooms	1,357,000	32.4%	8,175	31.99
Food & Beverage	635,000	85.9%	3,825	14.57
Telecommunications	16,000	69.6%	96	0.38

Total Departmental Expenses	2,008,000	39.7%	12,096	47.34

Departmental Profit	3,052,000	60.3%	18,386	71.96

Undistributed Expenses
Administrative & General	464,000	9.2%	2,795	10.94
Marketing	315,000	6.2%	1,898	7.43
Property Operation and Maintenance	307,000	6.1%	1,849	7.24
Utility Costs	199,000	3.9%	1,199	4.69

Total Undistributed Operating Expenses	1,285,000	25.4%	7,741	30.30

Gross Operating Profit	1,767,000	34.9%	10,645	41.66

Base Management Fee	152,000	3.0%	916	3.58

Fixed Expenses
Property Taxes	122,000	2.4%	735	2.88
Insurance	105,000	2.1%	633	2.48

Total Fixed Expenses	227,000	4.5%	1,367	5.35

Net Operating Income	1,388,000	27.4%	8,361	32.73

FF&E Reserve	202,000	4.0%	1,217	4.76

Net Operating Income After Reserve	$1,186,000	23.4%	$7,145	$27.96

Source: PKF Consulting

Mr. John Rothman	March 22, 2004

      In order to conclude to a final value “as is” of the Subject, the income loss during the stabilization period is deducted from the stabilized value. The following table outlines the calculation.

Stabilized Value	$13,178,000
Less: Income Loss During Stabilization Period	$(659,600)

Indicated “As Is” Value	$12,518,400

Value, Rounded	$12,500,000

      Therefore, our conclusion as to the market value “as is” of the fee simple interest in the Subject using the direct capitalization technique, as of March 1, 2005, is $12,500,000.

b.	Yield Capitalization (Discounted Cash Flow Analysis)
      In yield capitalization, the value of a property is the present value of the net operating income in each year of the holding period (here projected to be 10 years) and the value of the property when sold at the end of the holding period (the reversion). The present value of these elements is obtained by applying a market derived discount rate. The value of the reversion is obtained through the capitalization of the adjusted income at the end of the holding period, which should be a normalized or typical year, with a deduction for the costs of sale. Our projection of the net operating income for the property’s next 10 years of operation is presented on the following two pages.

Mr. John Rothman	March 22, 2004

Casa Munras Garden Hotel
Projected Operating Results
Fiscal Years Beginning March 1

	2005/06	2006/07	2007/08	2008/09	2009/10

Number of Units:	166	166	166	166	166
Number of Annual Rooms Available:	60,590	60,590	60,590	60,590	60,590
Number of Rooms Occupied:	34,540	39,380	42,410	42,410	42,410
Annual Occupancy:	57.0%	55.0%	70.0%	70,0%	70,0%
Average Daily Rate:	$99.00	$102.00	$105.00	$108.00	$111.00
Revenue Per Available Room:	$56.43	$66.30	$73.50	$75.60	$77.70

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

Revenues
Rooms	$3,419,000	81.2%	$4,017,000	82.3%	$4,453,000	82.8%	$4,580,000	82.8%	$4,708,000	82.8%
Food & Beverage	665,000	15.8%	731,000	15.0%	784,000	14.6%	807,000	14.6%	831,000	14.6%
Telecommunications	19,000	0.5%	22,000	0.5%	25,000	0.5%	25,000	0.5%	26,000	0.5%
Rentals and Other Income	110,000	2.6%	113,000	2.3%	116,000	2.2%	120,000	2.2%	123,000	2.2%

Total Revenues	4,213,000	100.0%	4,883,000	100.0%	$5,378,000	100.0%	5,532,000	100.0%	5,688,000	100.0%

Departmental Expenses
Rooms	1,156,000	33.8%	1,318,000	32.8%	1,440,000	32.3%	1,483,000	32.4%	1,527,000	32.4%
Food & Beverage	584,000	87.8%	634,000	86.7%	674,000	86.0%	694,000	86.0%	715,000	86.0%
Telecommunications	13,000	68.4%	16,000	72.7%	17,000	68.0%	18,000	72.0%	18,000	69.2%

Total Departmental Expenses	1,753,000	41.6%	1,968,000	40.3%	2,131,000	39.6%	2,195,000	39.7%	2,260,000	39.7%

Departmental Profit	2,460,000	58.4%	2,915,000	59.7%	3,247,000	60.4%	3,337,000	60.3%	3,428,000	60.3%

Undistributed Expenses
Administrative & General	447,000	10.6%	471,000	9.6%	492,000	9.1%	507,000	9.2%	522,000	9.2%
Marketing	315,000	7.5%	325,000	6.7%	335,000	6.2%	345,000	6.2%	355,000	6.2%
Property Operation and Maintenance	307,000	7.3%	316,000	6.5%	326,000	6.1%	336,000	6.1%	346,000	6.1%
Utility Costs	199,000	4.7%	205,000	4.2%	211,000	3.9%	218,000	3.9%	224,000	3.9%

Total Undistributed Operating Expenses	1,268,000	30.1%	1,317,000	27.0%	1,364,000	25.4%	1,406,000	25.4%	1,447,000	25.4%

Gross Operating Profit	1,192,000	28.3%	1,598,000	32.7%	1,883,000	35.0%	1,931,000	34.9%	1,981,000	34.8%

Base Management Fee	126,000	3.0%	146,000	3.0%	161,000	3.0%	166,000	3.0%	171,000	3.0%

Fixed Expenses
Property Taxes	122,000	2.9%	125,000	2.6%	127,000	2.4%	130,000	2.3%	133,000	2.3%
Insurance	105,000	2.5%	109,000	2.2%	112,000	2.1%	115,000	2.1%	119,000	2.1%

Total Fixed Expenses	227,000	5.4%	234,000	4.8%	239,000	4.4%	245,000	4.4%	252,000	4.4%

Net Operating Income	839,000	19.9%	1,218,000	24.9%	1,463,000	27.6%	1,520,000	27.5%	1,558,000	27.4%

FF&E Reserve	169,000	4.0%	195,000	4.0%	215,000	4.0%	221,000	4.0%	228,000	4.0%

Net Operating Income After Reserve	$670,000	15.9%	$1,023,000	21.0%	$1,268,000	23.6%	$1,299,000	23.5%	$1,330,000	23.4%

Source: PKF Consulting Fiscal Years Beginning March 1

Mr. John Rothman	March 22, 2004

Casa Munras Garden Hotel
Projected Operating Results
Fiscal Years Beginning March 1

	2010/11	2011/12	2012/13	2013/14	2014/15

Number of Units:	166	166	166	166	166
Number of Annual Rooms Available:	60,590	60,590	60,590	60,590	60,590
Number of Rooms Occupied:	42,410	42,410	42,410	42,410	42,410
Annual Occupancy:	70.0%	70.0%	70.0%	70.0%	70.0%
Average Daily Rate:	$114.00	$116.00	$121.00	$125.00	$129.00
Revenue Per Available Room:	$79.80	$82.60	$84.70	$87.50	$90.30

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

Revenues
Rooms	$4,835,000	82.7%	$5,004,000	82.8%	$5,132,000	82.7%	$5,301,000	82.8%	$5,471,000	82.8%
Food & Beverage	856,000	14.6%	882,000	14.6%	908,000	14.6%	936,000	14.6%	964,000	14.6%
Telecommunications	27,000	0.5%	28,000	0.5%	29,000	0.5%	30,000	0.5%	30,000	0.5%
Rentals and Other Income	127,000	2.2%	131,000	2.2%	135,000	2.2%	139,000	2.2%	143,000	2.2%

Total Revenues	5,845,000	100.0%	6,045,000	100.0%	6,204,000	100.0%	6,406,000	100.0%	6,608,000	100.0%

Departmental Expenses
Rooms	1,573,000	32.5%	1,620,000	32.4%	1,669,000	32.5%	1,719,000	32.4%	1,771,000	32.4%
Food & Beverage	736,000	86.0%	759,000	86.1%	781,000	86.0%	805,000	86.0%	829,000	85.0%
Telecommunications	19,000	70.4%	19,000	67.9%	20,000	69.0%	21,000	70.0%	21,000	70.0%

Total Departmental Expenses	2,328,000	39.8%	2,398,000	39.7%	2,470,000	39.8%	2,545,000	39.7%	2,621,000	39.7%

Departmental Profit	3,517,000	60.2%	3,647,000	60.3%	3,734,000	60.2%	3,861,000	60.3%	3,987,000	60.3%

Undistributed Expenses
Administrative & General	537,000	9.2%	554,000	9.2%	570,000	9.2%	587,000	9.2%	605,000	9.2%
Marketing	366,000	6.3%	377,000	6.2%	388,000	6.3%	400,000	6.2%	412,000	6.2%
Property Operation and Maintenance	356,000	6.1%	367,000	6.1%	378,000	6.1%	389,000	6.1%	401,000	6.1%
Utility Costs	231,000	4.0%	238,000	3.9%	245,000	3.9%	252,000	3.9%	260,000	3.9%

Total Undistributed Operating Expenses	1,490,000	25.5%	1,538,000	25.4%	1,581,000	25.5%	1,628,000	25.4%	1,678,000	25.4%

Gross Operating Profit	2,027,000	34.7%	2,111,000	34.9%	2,153,000	34.7%	2,233,000	34.9%	2,309,000	34.9%

Base Management Fee	175,000	3.0%	181,000	3.0%	186,000	3.0%	192,000	3.0%	198,000	3.0%

Fixed Expenses
Property Taxes	135,000	2.3%	138,000	2.3%	141,000	2.3%	143,000	2.2%	146,000	2.2%
Insurance	122,000	2.1%	126,000	2.1%	130,000	2.1%	134,000	2.1%	138,000	2.1%

Total Fixed Expenses	257,000	4.4%	264,000	4.4%	271,000	4.4%	277,000	4.3%	284,000	4.3%

Net Operating Income	1,595,000	27.3%	1,666,000	27.6%	1,698,000	27.3%	1,764,000	27.5%	1,827,000	27.6%

FF&E Reserve	234,000	4.0%	242,000	4.0%	248,000	4.0%	256,000	4.0%	264,000	4.0%

Net Operating income After Reserve	$1,361,000	23.3%	$1,424,000	23.6%	$1,448,000	23.3%	$1,508,000	23.5%	$1,563,000	23.7%

Source: PKF Consulting

Mr. John Rothman	March 22, 2004

      The following table shows the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate. As can be noted, we are of the opinion that a reversionary capitalization rate of 9.5 percent and a discount rate of 12.0 percent are appropriate to value the Subject using this approach. These reversionary capitalization and discount rates were based on our estimate of an appropriate “going in” or an overall rate as discussed previously, adjusted to reflect the expected impact of inflation and appreciation on the property.

Discounted Cash Flow Analysis

	Cash Flow from	Present Value	Present Value
Year	Operations	Factor	12.0%

2005/06	$670,000	0.8929	$598,200
2006/07	1,023,000	0.7972	815,500
2007/08	1,268,000	0.7118	902,500
2008/09	1,299,000	0.6355	825,500
2009/10	1,330,000	0.5674	754,700
2010/11	1,361,000	0.5066	689,500
2011/12	1,424,000	0.4523	644,100
2012/13	1,448,000	0.4039	584,800
2013/14	1,508,000	0.3606	543,800
2014/15	1,563,000	0.3220	503,200

Reversion	$16,068,000	0.3220	$5,173,600

Total Present Value			$12,035,600

Value (Rounded)			$12,000,000

Calculation of Reversion
Year 11 NOI			$1,725,000
Terminal Capitalization Rate			10.52062%
Indicated Value at Reversion			$16,396,000
Less: Selling Costs (2.0%)			$(328,000)
Net Cash Flow upon Sale			$16,068,000

Note:	Present value figures may not foot due to rounding.
Source: PKF Consulting
      Therefore, our conclusion as to the market value “as is” of the fee simple interest in the Subject using the discounted cash flow analysis, as of March 1, 2005, is $12,000,000.

E.	VALUATION CONCLUSION
      Based on the work undertaken and our experience as real estate appraisers, we are of the opinion that the market value “as is” of the fee simple interest in the 166 room Casa Munras Garden Hotel located in Monterey, California, as of March 1, 2005, is:
Twelve Million Dollars
$12,000,000
      To the best of our belief, this appraisal report conforms to requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal Foundation. This letter report is

Mr. John Rothman	March 22, 2004

subject to the Certification and Statement of General Assumptions and Limiting Conditions presented in the Addenda.
      It has been a pleasure working with you on this interesting assignment. If we can be of any further assistance in the interpretation of our findings, please feel free to contact us.

Yours sincerely,

PKF Consulting

By:	/s/ Thomas E. Callahan

Thomas E. Callahan, CPA, CRE, MAI, ISHC
Chief Executive Officer-West
State of California Certified General
Real Estate Appraiser AG009618

By:	/s/ Margaret H. Lyeth

Margaret H. Lyeth
Consultant

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
      Date of Value — The conclusions and opinions expressed in this report apply to the date of value set forth in the letter of transmittal accompanying this report. The dollar amount of any value opinion or conclusion rendered or expressed in this report is based upon the purchasing power of the American dollar existing in the date of value.
      Economic and Social Trends — The appraiser assumes no responsibility for economic, physical or demographic factors which may affect or alter the opinions in this report if said economic, physical or demographic factors were not present as of the date of the letter of transmittal accompanying this report. The appraiser is not obligated to predict future political, economic or social trends.
      Information Furnished by Others — In preparing the report, the appraiser was required to rely on information furnished by other individuals or found in previously existing records and/or documents. Unless otherwise indicated, such information is presumed to be reliable. However, no warranty, either express or implied, is given by the appraiser for the accuracy of such information and the appraiser assumes no responsibility for information relied upon later found to have been inaccurate. The appraiser reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available.
      Title — No opinion as to the title of the subject property is rendered. Data related to ownership and legal description was obtained from the attached title report records and is considered reliable. Title is assumed to be marketable and free and clear of all liens, encumbrances, easements and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management, and available for its highest and best use.
      Hidden Conditions — The appraiser assumes no responsibility for hidden or unapparent conditions of the property, subsoil, ground water or structures that render the subject property more or less valuable. No responsibility is assumed for arranging for engineering, geologic or environmental studies that may be required to discover such hidden or unapparent conditions.
      Hazardous Materials — The appraiser has not been provided any information regarding the presence of any material or substance on or in any portion of the subject property or improvements thereon, which material or substance possesses or may possess toxic, hazardous and/or other harmful and/or dangerous characteristics. Unless otherwise stated in the report, the appraiser did not become aware of the presence of any such material or substance during the appraiser’s inspection of the subject property. However, the appraiser is not qualified to investigate or test for the presence of such materials or substances. The presence of such materials or substances may adversely affect the value of the subject property. The value estimated in this report is predicted on the assumption that no such material or substance is present on or in the subject property or in such proximity thereto that it would cause a loss in value. The appraiser assumes no responsibility for the presence of any such substance or material on or in the subject property, nor for any expertise or engineering knowledge required to discover the presence of such substance or material. Unless otherwise stated, this report assumes the subject property is in compliance with all federal, state and local environmental laws, regulations and rules.
      Zoning and Land Use — Unless otherwise stated, the subject property is appraised assuming it to be in full compliance with all applicable zoning and land use regulations and restrictions.
      Licenses and Permits — Unless otherwise stated, the property is appraised assuming that all required licenses, permits, certificates, consents or other legislative and/or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.
      Engineering Survey — No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area of the subject property was taken from sources considered reliable and no encroachment of the subject property is considered to exist.

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
(Continued)
      Subsurface Rights — No opinion is expressed as to the value of subsurface oil, gas or mineral rights or whether the property is subject to surface entry for the exploration or removal of such materials, except as is expressly stated.
      Maps, Plats and Exhibits — Maps, plats and exhibits included in this report are for illustration only to serve as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose, nor should they be removed from, reproduced or used apart from the report.
      Legal Matters — No opinion is intended to be expressed for matters which require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers.
      Allocation Between Land and Improvements — The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.
      Right of Publication — Possession of this report, or a copy of it, does not carry with it the right of publication. Without the written consent of the appraiser, this report may not be used for any purpose by any person other than the party to-whom it is addressed. In any event, this report may be used only with properly written qualification and only in its entirety for its stated purpose.
      Testimony in Court — Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal, unless such arrangements are made a reasonable time in advance of said hearing. Further, unless otherwise indicated, separate arrangements shall be made concerning compensation for the appraiser’s time to prepare for and attend any such hearing.
      Structural Deficiencies — The appraiser has personally inspected the subject property, and except as noted in this report, finds no obvious evidence of structural deficiencies in any improvements located on the subject property. However, the appraiser assumes no responsibility for hidden defects or nonconformity with specific governmental requirements, such as fire, building and safety, earthquake or occupancy codes, unless inspections by qualified independent professionals or governmental agencies were provided to the appraiser. Further, the appraiser is not a licensed engineer or architect and assumes no responsibility for structural deficiencies not apparent to the appraiser at the time of this inspection.
      Termite/ Pest Infestation — No termite or pest infestation report was made available to the appraiser. It is assumed that there is no significant termite or pest damage or infestation, unless otherwise stated. Income Data Provided by Third Party — Income and expense data related to the property being appraised was provided by the client and is assumed, but not warranted, to be accurate.
      Asbestos — The appraiser is not aware of the existence of asbestos in any improvements on the subject property. However, the appraiser is not trained to discover the presence of asbestos and assumes no responsibility should asbestos be found in or at the subject property. For the purposes of this report, the appraiser assumes the subject property is free of asbestos and that the subject property meets all federal, state and local laws regarding asbestos abatement.
      Archeological Significance — No investigation has been made by the appraiser and no information has been provided to the appraiser regarding potential archeological significance of the subject property or any portion thereof. This report assumes no portion of the subject property has archeological significance.
      Compliance with the Americans with Disabilities Act — The Americans with Disabilities Act (“ADA”) became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
(Continued)
relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.
      Definitions and Assumptions — The definitions and assumptions upon which our analyses, opinions and conclusions are based are set forth in appropriate sections of this report and are to be part of these general assumptions as if included here in their entirety.
      Utilization of the Land and/or Improvements — It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.
      Encroachments — It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.
      Dissemination of Material — Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute. Neither all or any part of the contents of this report (especially the conclusions as to value, the identity of the appraiser or the firm with which they are connected, or any reference to the Appraisal Institute or to the MAI or RM designations) shall be disseminated to the general public through advertising or sales media, public relations media, new media or other public means of communication without the prior written consent and approval of the appraiser(s).
      Distribution and Liability to Third Parties — The party of whom this appraisal report was prepared may distribute copies of this appraisal report only in its entirety to such third parties as may be selected by the party for whom this appraisal report was prepared; however, portions of this appraisal report shall not be given to third parties without our written consent. Liability to third parties will not be accepted.
      Use in Offering Materials — This appraisal report, including all cash flow forecasts, market surveys and related data, conclusions, exhibits and supporting documentation may not be reproduced or references made to the report or to PKF Consulting in any sale offering, prospectus, public or private placement memorandum, proxy statement or other document (“Offering Material”) in connection with a merger, liquidation or other corporate transaction unless PKF Consulting has approved in writing the text of any such reference or reproduction prior to the distribution and filing thereof.
      Limits to Liability — PKF Consulting cannot be held liable in any cause of action resulting in litigation for any dollar amount which exceeds the total fees collected from this individual engagement.
      Legal Expenses — Any legal expenses incurred in defending or representing ourselves concerning this assignment will be the responsibility of the client, other than legal expenses incurred as a result of demonstrated negligence by PKF Consulting.

ANNEX B
Conditional Funding Letter
FARALLON LARKSPUR INVESTORS, LLC
One Maritime Plaza, Suite 1325
San Francisco, CA 94111
August 11, 2005
Casa Munras Hotel, LLC
770 Tamalpais Drive, Suite 320
Corte Madera, CA 94925
Attn: Karl K. Hoagland III

Re:	Potential Acquisition of Casa Munras Garden Hotel, Monterey, CA (the “Property”) pursuant to that certain Purchase Agreement (“Purchase Agreement”), dated August 11, 2005 between Casa Munras Hotel Partners, L.P. and Casa Munras Hotel, LLC (“Buyer”)
Dear Karl:
      Farallon Capital Management, L.L.C. (“Farallon”) is a registered investment advisor which was organized in 1986 for the purpose of managing equity capital for institutions, such as college endowments and foundations, and high net worth individual investors. The real estate investment strategy of Farallon is dedicated to pursuing fee simple investment interests in real property, leaseholds, and mortgages where entitlement, development, leasing, and management expertise can add value. As of February 2005, Farallon reported it had more than $12.5 billion of assets under management. Of that, approximately $1.5 billion is held as investments in real estate related assets.
      Farallon is the manager of Farallon Larkspur Investors, LLC (“Farallon Larkspur”). Farallon Larkspur is Farallon’s investment vehicle for Larkspur Hotels, LLC (“Larkspur Hotels”), which is the sole member of the Buyer.
      With respect to the potential acquisition of the Property pursuant to the terms and conditions of the Purchase Agreement, we confirm that we will cause to be funded such amounts as are necessary so that Buyer has the financial resources to purchase the Property in accordance with, and subject to, the terms and conditions of the Purchase Agreement, provided that Buyer in its sole discretion elects to deliver the Approval Notice (as defined in the Purchase Agreement) prior to expiration of the Due Diligence Period (as defined in the Purchase Agreement), and subject to all other rights, terms, and conditions in favor of Buyer with respect to the Purchase Agreement.

Sincerely,

FARALLON LARKSPUR INVESTORS, LLC,
a Delaware limited liability company

By:	Farallon Capital Management, L.L.C.,

a Delaware limited liability company,
Manager

By:	/s/ Stephen L. Millham

Stephen L. Millham
Managing Member

B-1

ANNEX C
CASA MUNRAS HOTEL PARTNERS, L.P.
Summary Pro Forma Balance Sheet at June 30, 2005 (Unaudited)
      The Summary Balance Sheet dated June 30, 2005 (Unaudited) (the “Statement”) of Casa Munras Hotel Partners, L.P. (the “Partnership”) included herewith has previously been filed with the Securities and Exchange Commission as part of the Partnership’s Quarterly Report on Form 10-QSB for the Quarter ended June 30, 2005 and has been prepared by the Partnership without audit. The Statement includes (a) the adjustments necessary, with supporting notes, to reflect the sale of the Casa Munras Garden Hotel (the “Hotel”), representing substantially all of the assets of the Partnership (the “Sale”), expected to be completed by November 30, 2005 (the “Closing Date”) and (b) the resulting “as adjusted” Statement reflecting the estimated financial position of the Partnership assuming the Sale is completed on the Closing Date.
      The Statement also reflects the calculation of the Sales Profits (net cash proceeds) expected to be received by the Partnership on the Closing Date as a result of the Sale, as well as the calculation of that portion of such Sales Profits which would be payable to the original general partners of the Partnership, John F. Rothman and the Estate of Ronald A. Young (the “General Partner Participation”). The calculation of the General Partner Participation has been made based upon the provisions of Article VII of the Certificate and Agreement of Limited Partnership dated March 31, 1978 (the “Partnership Agreement”), as amended. A copy of Article VII of the Partnership Agreement has been included as Exhibit 1 hereto.
      All financial information, adjustments and calculations included in the Statement are based upon the best estimates of the General Partner as of June 30, 2005 and the balance sheet of the Partnership as of the Closing Date may reflect actual amounts that are the same, greater than or less than, amounts set forth in the Statement.
October      , 2005

CASA MUNRAS HOTEL PARTNERS, L.P.

By:	CASA MUNRAS GP, LLC

General Partner

By:	/s/ John F. Rothman

John F. Rothman
Managing Member

By:	/s/ Maxine Young

Maxine Young
Managing Member

ANNEX C
CASA MUNRAS HOTEL PARTNERS, L.P.
Summary Pro Forma Balance Sheet at June 30, 2005 (Unaudited)
As Adjusted to Reflect Assumed November 30, 2005 Sale Closing

	Actual	Adjustments		As Adjusted

ASSETS:
Current assets	$371,294	$6,461,539	(a)	$6,832,833
Property & equipment (net)	3,481,150	(3,481,150	)(b)	—
Other assets	330,381	(110,341	)(c)	220,040

TOTAL	$4,182,825	$2,870,048		$7,052,873

LIABILITIES & PARTNERS’ EQUITY (DEFICIT):
Current liabilities	$780,100	$150,000	(d)	$930,100
Due Initial General Partners		1,615,385	(e)	1,615,385
Long-term debt	6,143,421	(6,143,421	)(f)	—
Partners’ equity (deficit)	(2,740,696)	7,248,084	(g)	4,507,388

TOTAL	$4,182,825	$2,870,048		$7,052,873

PARTNERS EQUITY:
Total Partnership Units	4,500	4,500	(h)	4,500
Equity per Unit	$(609.04)	$1,610.69		$1,001.64

See accompanying notes.

Notes to Pro Forma Summary Balance Sheet
(June 30, 2005)
(unaudited)
(a) Reflects the cash proceeds (defined as “Sales Profits”) to be received by the Partnership from the Sale, net of sales commissions, all transaction costs and mortgage loan prepayment fees and expenses, calculated as set forth in Schedule 1 hereto.
(b) Adjustment to reflect sale of Partnership assets.
(c) Adjustment to reflect sale of Partnership assets and the refund of escrow impound account balances.
(d) Includes $50,000 of estimated liabilities to be incurred in operating the Hotel for the period commencing September 1, 2005 through the Closing Date. In addition, figures include an estimated $100,000 of expenditures to be incurred to wind up the business and affairs of and to liquidate the Partnership .
(e) Reflects the estimated General Partner Profits, calculated as set forth in Schedule 2 hereto.
(f) Adjustment to reflect mortgage loan prepayment.
(g) Reflects adjustment to Partners’ Equity to incorporate the net profit resulting from the sale of the Hotel.
(h) Includes 4,455 Units held by Limited Partners, plus 45 Units used for calculation of the 1% general partnership interest in profits and losses.

SCHEDULE 1

Calculation of Sales Profits

GROSS SALES PRICE	$13,900,000
Less: sales commission @3.5%	(486,500)

Net sales proceeds	13,413,500

Less: transaction Costs:
Legal fees	100,000
Escrow costs	10,000
Notary/recording & other	2,500
Tax stamps	7,500
Title policy	20,000
Other contingency	10,000

Total	150,000

Less: mortgage loan prepayment:
Estimated principal balance @11/30/05	6,090,017
Defeasance (prepayment) premium	611,944
Fees, costs and expenses	74,500
Other contingency	25,500

Total	6,801,961

SALES PROFITS	$6,461,539

SCHEDULE 2

Initial General Partner Profits

Sales Profits	$6,461,539
Less: Sales Base Amount Payable*	—
Net Sales Profits	6,461,539
Initial General Partners participation	25%

Initial General Partners Profits	$1,615,385

*Sales Base Amount
Distributions Paid:
Distributions paid to date of sale	$17,118,000
Estimated liquidating distribution	4,507,388

Total	$21,625,388

Distributions Required:
Original capital contributions	$4,500,000
Preferred return @12% per annum	14,940,002

Total	$19,440,002

      A Sales Base Amount is payable to the Limited Partners to the extent Distributions Paid are less than Distributions Required under the Agreement.

Exhibit 1
to
Summary Pro Forma Balance Sheet at June 30, 2005
      Set forth below is an except from the Partnership Agreement, as amended, of Casa Munras Hotel Partners, L.P., consisting of Article VII, entitled “Profits and Losses,” which provides for the distribution to Partners of profits from the sale of all or substantially all of the assets of the Partnership:
ARTICLE VII
Profits and Losses
      (a) The net losses of the Partnership shall be borne by the Partners in proportion to their respective Partnership Interests.
      (b) The net profits of the Partnership from operations shall be allocated among the Partners in proportion to their respective Partnership Interests.
      (c) The net profits of the Partnership from the sale, whether by operation of law or otherwise, of all or substantially all of the assets of any motor hotel and related facilities owned by the Partnership (“Sales Profits”), shall be allocated among the Partners as follows:

(i) First, to the Partners, in proportion to their respective Partnership Interests, in an amount sufficient that the total of all capital accounts shall aggregate an amount equal to the “Sales Base Amount” (which is defined to be an amount equal to the excess, if any, of the sum of $4,500,000, plus twelve percent [12%] of the aggregate original capital contributions of the Partners cumulated for each year of the Partnership following the Effective Date [partial years prorated], over the aggregate of prior distributions to the Partners whether from net profits, as a return of capital, or otherwise), until such time as the total of all capital accounts shall, in fact, equal the Sales Base Amount, upon which event, all profits shall thereafter be allocated as provided in the following subparagraphs (ii) and (iii).

(ii) Second, to the Initial General Partners, in the proportion in which their respective Partnership Interests bear one to another, in an amount equal to twenty-five percent (25%) of the amount by which the Sales Profits exceed the Sales Base Amount (the “Initial General Partners Profits”). The interest of each Initial General Partner in and to the Initial General Partners Profits shall be and become personal to and vest in each Initial General Partner (and his respective heirs, successors, and assigns) on the Effective Date and shall remain personal to and survive the retirement, death, permanent disability, insanity, adjudication of insolvency or bankruptcy, removal, or withdrawal of either of the Initial General Partners.

(iii) Third, to the Partners in proportion to their respective Partnership Interests.
Provided, however, that in the event (and only in the event) the gross cash proceeds resulting from a sale of all or substantially all of the assets of the Partnership shall be insufficient to pay all of the debts, liabilities, and obligations of the Partnership (resulting in the Partnership having a negative capital, in the aggregate), profits shall first be allocated to the Limited Partners until the capital account of each Limited Partner is equal to zero (0), and then to the General Partners.
      It is the intent of this subparagraph (c) that upon the sale of all or substantially all of the Partnership assets, the Partners, to the extent they have not already done so through distributions of operating profits and proceeds of any refinancings, shall first receive a return of their initial $4,500,000 capital contributions, plus an amount equal to 12% simple per annum on their initial capital contributions. Once this has occurred all remaining proceeds shall be distributed 25% to the Initial General Partners and 75% to the Partners.
      (d) As used herein, “net profits” and “losses” shall be computed in accordance with the same method of accounting, consistently applied, on the same basis as that used in the preparation of the Partnership’s information tax return for federal income tax purposes. In no event shall the liability of any Limited Partner for Partnership losses exceed the aggregate amount of his capital contribution plus his pro-rata share of undistributed profits.

ANNEX D
WILLIAM H. LING
Certified Public Accountant
3655 Ruffin Road, Suite 320
San Diego, California 92123
Tel. (858) 467-4770 Fax (858) 467-4779
wling@whling.com
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
     Casa Munras Hotel Partners L.P.:
      I have audited the accompanying balance sheets of Casa Munras Hotel Partners L.P., a California Limited Partnership (the “Partnership”) as of December 31, 2004 and 2003, and the related statements of operations, changes in partners’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. My responsibility is to express an opinion on these financial statements based on my audits.
      I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.
      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casa Munras Hotel Partners L.P. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
      The June 30, 2005 and 2004 and six months then ended financial statements were reviewed by me, and my report thereon, dated July 26, 2005, stated I was not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

San Diego, California
March 18, 2005, except for Note 6,
for which the date is August 15, 2005

CASA MUNRAS HOTEL PARTNERS, L.P.
(A Limited Partnership)
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003 AND JUNE 30, 2005 AND 2004

	December 31,		June 30,

	2004	2003	2005	2004

			(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$14,385	$38,611	$182,837	$152,812
Accounts receivable	84,082	34,996	96,164	107,702
Food and beverage inventories	20,378	19,346	18,442	19,414
Prepaid expenses	28,559	38,290	73,851	70,598

Total current assets	147,404	131,243	371,294	350,526

LAND, PROPERTY AND EQUIPMENT — at cost:
Building and improvements	6,406,728	6,541,528	6,430,119	6,399,076
Hotel furnishings and equipment	1,342,732	2,391,079	1,367,685	1,275,486
Restaurant furnishings and equipment	115,593	136,914	119,147	113,620
Less accumulated depreciation	(5,018,201)	(6,110,497)	(5,135,801)	(4,893,554)

	2,846,852	2,959,024	2,781,150	2,894,628
Land	700,000	700,000	700,000	700,000

Land, property and equipment — net	3,546,852	3,659,024	3,481,150	3,594,628

OTHER ASSETS:
Liquor license	40,000	40,000	40,000	40,000
Loan commitment fees — net	82,059	105,495	70,341	93,777
Escrow impound accounts	295,203	278,120	220,040	280,813

Total other assets	417,262	423,615	330,381	414,590

TOTAL	$4,111,518	$4,213,882	$4,182,825	$4,359,744

LIABILITIES AND PARTNERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable — trade	$87,922	$82,362	$112,864	$98,967
Accounts payable and advances — related parties	188,308	110,100	423,893	477,303
Accrued incentive management fees — related parties	91,663	—	120,688	25,551
Accrued salaries and wages	20,842	47,437	25,808	26,555
Accrued room and sales tax	31,414	27,214	48,357	58,513
Accrued other	4,222	8,731	48,490	36,230
Current portion of long-term debt	158,210	146,521	164,399	152,253

Total current liabilities	582,581	422,365	944,499	875,372
LONG-TERM DEBT	6,062,798	6,221,008	5,979,022	6,143,421

Total liabilities	6,645,379	6,643,373	6,923,521	7,018,793

CONTINGENCIES (see Notes 2 and 4)
PARTNERS’ DEFICIT:
General Partner (45 units issued and outstanding)	(238,845)	(237,801)	(240,913)	(240,097)
Limited Partners (4,455 units issued and outstanding)	(2,295,016)	(2,191,690)	(2,499,783)	(2,418,952)

Total partners’ deficit	(2,533,861)	(2,429,491)	(2,740,696)	(2,659,049)

TOTAL	$4,111,518	$4,213,882	$4,182,825	$4,359,744

See accompanying notes to financial statements

CASA MUNRAS HOTEL PARTNERS, L.P.
(A Limited Partnership)
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004 AND 2003 AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	December 31,		June 30,

	2004	2003	2005	2004

			(Unaudited)	(Unaudited)
REVENUES:
Room	$3,213,641	$3,104,550	$1,454,925	$1,370,112
Food and beverage	606,408	641,919	273,055	289,816
Lease	109,711	105,762	56,701	56,250
Other	23,050	16,308	11,455	9,745
Telephone	16,031	24,048	6,178	8,267

Total	3,968,841	3,892,587	1,802,314	1,734,190

EXPENSES:
Rooms	1,070,328	1,082,705	547,060	468,702
Food and beverage	537,981	628,893	241,975	276,501
Interest	485,200	496,026	238,273	244,006
Administrative and general	419,788	448,559	185,035	207,184
Marketing	313,792	348,772	165,715	172,045
Repairs and maintenance	278,943	293,672	141,765	131,778
Depreciation and amortization	263,598	316,795	129,318	127,233
Management fees	249,663	153,975	100,648	94,558
Energy cost	192,156	183,389	101,701	91,145
Insurance	105,229	98,897	48,844	51,205
Property taxes	78,033	77,159	39,311	39,626
Partnership admin. and professional fees	67,507	56,729	64,377	53,969
Telephone	10,993	12,901	5,127	5,796

Total (including reimbursed costs and payments for services to related parties of $987,978 and $963,926 and $502,340 and $468,369 for the years ended December 31, 2004 and 2003 and the six months ended June 30, 2005 and 2004 (unaudited), respectively)	4,073,211	4,198,472	2,009,149	1,963,748

NET LOSS	$(104,370)	$(305,885)	$(206,835)	$(229,558)

ALLOCATION OF NET LOSS:
General Partner	$(1,044)	$(3,059)	$(2,068)	$(2,296)
Limited Partners (($23.19) and ($67.97) and (45.96) and ($51.01) per Unit for the years ended December 31, 2004 and 2003 and the six months ended June 30, 2005 and 2004 (unaudited), respectively)	(103,326)	(302,826)	(204,767)	(227,262)

Total	$(104,370)	$(305,885)	$(206,835)	$(229,558)

DISTRIBUTIONS DECLARED PER LIMITED PARTNERSHIP UNIT
(based upon 4,500 Total Units outstanding):
Return of capital	$—	$—	$—	$—

See accompanying notes to financial statements.

CASA MUNRAS HOTEL PARTNERS, L.P.
(A Limited Partnership)
STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2004 AND 2003

	General	Limited
	Partner	Partner	Total

DEFICIT, JANUARY 1, 2003	$(234,742)	$(1,888,864)	$(2,123,606)
NET LOSS (12 Months ended 12/31/03)	(3,059)	(302,826)	(305,885)

DEFICIT, DECEMBER 31, 2003	(237,801)	(2,191,690)	(2,429,491)
NET LOSS (12 Months ended 12/31/04)	(1,044)	(103,326)	(104,370)

DEFICIT, DECEMBER 31, 2004	$(238,845)	$(2,295,016)	$(2,533,861)

See accompanying notes to financial statements

CASA MUNRAS HOTEL PARTNERS, L.P.
(A Limited Partnership)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003 AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	December 31,		June 30,

	2004	2003	2005	2004

			(Unaudited)	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(104,370)	$(305,885)	$(206,835)	$(229,558)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	263,598	316,795	129,318	127,233
Change in assets and liabilities:
Accounts receivable	(49,086)	15,989	(12,082)	(72,706)
Food and beverage inventories	(1,032)	(412)	1,936	(68)
Prepaid expenses	9,731	9,159	(45,292)	(32,308)
Accounts payable and accrued expenses	(21,344)	80,228	91,119	54,521
Accounts payable and accrued expenses — related parties	169,871	(145,462)	264,610	392,754

Net cash provided by (used in) operating activities	267,368	(29,588)	222,774	239,868

INVESTING ACTIVITIES:
Acquisition of property and equipment	(127,990)	(83,771)	(51,898)	(51,119)
(Increase) decrease in impound escrow accounts	(17,083)	68,138	75,163	(2,693)

Net cash (used in) provided by investing activities	(145,073)	(15,633)	23,265	(53,812)

FINANCING ACTIVITIES:
Payment of long-term debt	(146,521)	(135,696)	(77,587)	(71,855)

Net cash used in financing activities	(146,521)	(135,696)	(77,587)	(71,855)

NET DECREASE IN CASH	(24,226)	(180,917)	168,452	114,201
CASH AT BEGINNING OF PERIOD	38,611	219,528	14,385	38,611

CASH AT END OF PERIOD	$14,385	$38,611	$182,837	$152,812

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION —
Cash paid during the year for interest	$485,200	$496,026	$238,273	$244,006

Cash paid during the year for taxes	$1,600	$1,600	$1,600	$1,600

See accompanying notes to financial statements

CASA MUNRAS HOTEL PARTNERS, L.P.
(A Limited Partnership)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (Unaudited)

1.	GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information:
      General — Casa Munras Hotel Partners, L.P. (the “Partnership”) was formed on March 31, 1978 for the purpose of acquiring, holding for investment and operating motor hotels and related facilities. On May 1, 1978, the Partnership acquired the Casa Munras Garden Hotel (“the Casa Munras”) located in Monterey, California. The Casa Munras has 166 guest rooms, a restaurant, bar and banquet facilities, and several retail stores. The Partnerships fiscal year end is December 31.
      The Initial General Partners of the Partnership were Ronald A. Young and John F. Rothman (the “Initial General Partners”) who each purchased a 0.5% interest in the Partnership. On June 8, 1998, the Initial General Partners of the Partnership were replaced by Casa Munras GP, LLC, a California limited liability company (the “General Partner”) upon approval by the Limited Partners. The General Partner was equally owned by the Initial General Partners. On January 4, 2004, Ronald A. Young passed away and his membership interest in the General Partner was assigned to Maxine Young and the Estate of Ronald A. Young, pursuant to the Partnership Agreement and General Partner limited liability company agreement. The change in the General Partner in 1998 resulted from the placement of a new First Mortgage (the “First Mortgage”) on the Hotel (see Note 2). The General Partner has no legal or contractual commitment to fund future cash flow deficits or furnish other direct or indirect financial assistance to the Partnership (see Note 5). The remaining 99% interest is owned collectively by the Limited Partners. The General Partner is entitled to receive a $20,000 acquisition fee for each motor hotel and related facilities subsequently acquired by the Partnership. The term of the Partnership is 50 years, although it may be terminated sooner by the occurrence of certain events as set forth in the Partnership Agreement.
      Allocations — Net profits, losses and cash flows from operations are to be allocated among the Partners in proportion to their respective Partnership interests. The net profits from the sale of all or substantially all of the assets of the Casa Munras, or any future properties to be acquired by the Partnership, and the cash flow resulting there from, are to be allocated in accordance with the predetermined formula outlined in the Partnership Agreement.

Summary of Significant Accounting Policies:
      Fair Value of Financial Instruments and Concentrations of Credit Risk — The following disclosure of estimated fair value was determined by available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
      Cash, accounts receivable, food and beverage inventories, prepaid expenses, accounts payable, and accrued expenses carrying cost reasonably approximates their fair value because of the short maturities of these instruments.
      Other assets are carried at cost, which, in management’s opinion, is less than fair value.
      The carrying value of long-term debt approximates fair value at December 31, 2004 and 2003 and June 30, 2005 and 2004 (unaudited), as the related interest rate is in line with market rates.

      Accounts Receivable — Management is of the opinion that accounts receivable are fully collectable, therefore no allowance for doubtful accounts has been provided in 2005 (unaudited), 2004 and 2003.
      Inventories — Food and Beverage inventories are stated at the lower of cost (first-in, first-out method) or market.
      Property and Depreciation — Buildings and improvements are being depreciated over useful lives ranging from 15 to 39 years using the straight-line method. Hotel furnishings and equipment and restaurant furnishings and equipment are being depreciated using primarily accelerated methods over useful lives ranging from five to seven years. Depreciation expense totaled $240,162 and $293,359 for the calendar year ended December 31, 2004 and 2003 and $117,600 and $115,515 for the six months ended June 30, 2005 and 2004 (unaudited).
      Loan Commitment Fee — The loan commitment fee is net of accumulated amortization of $152,349 and $128,913 and $164,067 and $140,631 as of December 31, 2004 and 2003 and as of June 30, 2005 and 2004 (unaudited), respectively. Amortization expense totaled $23,436 in 2004 and 2003 and $11,718 for the six months ended June 30, 2005 and 2004 (unaudited). The loan commitment fee on the First Mortgage is amortized over the ten-year term of the loan using the straight-line method, which approximates the effective interest rate method (see Note 2).
      Income Taxes — In accordance with the provisions of the Internal Revenue Code, the Partnership is not subject to the payment of income taxes, and no provision, therefore, is required to be made herein. At December 31, 2004 and June 30, 2005 (unaudited), the Partnership’s net assets and net income for financial reporting purposes approximated the net assets and net income for Federal tax reporting purposes. Cash paid for taxes for the calendar years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited) represents the California minimum tax due for limited partnerships.
      Revenues — Revenues are recognized as earned. Earned is generally defined as the date upon which a guest occupies a room and/or utilizes the hotel’s services. Ongoing credit evaluations are performed and potential credit losses are expensed at the time the account receivable is estimated to be uncollectible. Historically, credit losses have not been material to the hotel’s results of operations.
      Advertising Costs — Advertising costs are expensed as incurred.
      Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
      Impairment of Long-Lived Assets — During calendars 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited), the Partnership performed a review of existing long-lived assets for impairment in accordance with Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This analysis included a review for a significant decrease in market value below book value, the extent and manner for which the long-lived assets are used, a review of legal factors and business climate, and a review of the costs of new construction and cash flows generated by the Partnership in calendar years 2004 and 2003 and six months ended June 30, 2005 and 2004 (unaudited). The Partnership has determined that no impairment has occurred for the calendar years ended December 31, 2004 and 2003 and the six months ended June 30, 2005 and 2004 (unaudited).
      Recent Accounting Pronouncements — In 2004 and 2005, the United States Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 151 — “Inventory Costs”, SFAS No. 152 — “Accounting for Real Estate Time Sharing Transactions”, SFAS No. 153 — “Exchange of Nonmonetary Assets” and SFAS No. 154 — “Accounting Changes and Error Corrections.” Adoption of these SFAS’s in calendar 2005 will not have any impact on the Company’s financial condition, results of operations or cash flows.

2.	LONG-TERM DEBT
      Long-term debt as of December 31 and June 30 consisted of the following:

	December 31,		June 30,

	2004	2003	2005	2004

			(Unaudited)	(Unaudited)
First Mortgage payable — monthly principal and interest (7.7%) payments of $52,643 through June 2008; beginning July 2008, interest rate equals the lesser of the maximum rate permitted by law or the greater of 2% above the initial interest rate or 2% plus the treasury rate, as defined in the Agreement; due July 2010; impounds required for property taxes, insurance, replacements and incentive management fees due Westland under the Contract (see Note 4), payable monthly; certain additional restrictions apply regarding payment of Partnership distributions.	$6,221,008	$6,367,529	$6,143,421	$6,295,674
Less current portion	158,210	146,521	164,399	152,253

Long-term debt	$6,062,798	$6,221,008	$5,979,022	$6,143,421

      Principal payments required for the years ending December 31 and June 30 are as follows:

	December 31	June 30

2005	$158,210	$164,399
2006	170,831	177,515
2007	184,459	191,676
2008	199,175	206,967
2009	215,064	223,478
2010	5,293,269	5,179,386

Total	$6,221,008	$6,143,421

      Substantially all of the assets of the Partnership are pledged as security for the above debt.

3.	LEASE REVENUE
      The retail stores are leased to other business establishments. These leases range from one to three years and provided rents of $109,711 and $105,762 and $56,701 and $56,250 for the calendar years ended 2004 and 2003 and the six months ended June 30, 2005 and 2004 (unaudited), respectively.

4.	MANAGEMENT AND RELATED PARTIES
      The Partnership has a management contract, (expires April 2014), (the “Contract”) with Westland Hotel Corporation (“Westland”) to manage the operations of the Casa Munras and any additional projects.
      Westland receives a minimum management fee equal to 4% of revenues, as defined, and an incentive management fee equal to the lesser of 12% of profits before debt service and depreciation, or the excess of cash flow over an amount equal to 12% of the Partners’ then invested capital, as defined. Minimum management fees for the calendar years ended 2004 and 2003 and the six months ended June 30, 2005 and 2004 (unaudited) were $158,000 and $153,975 and $71,623 and $69,007, respectively. Incentive management fees for the calendar year ended 2004 and the six months ended June 30, 2005 and 2004 (unaudited) were $91,663 and $29,025 and $25,551, respectively. No incentive management fees were earned for the calendar year ended 2003.
      Ronald A. Young, an Initial General Partner, was the president and sole shareholder of Westland, and John F. Rothman, the other Initial General Partner, is a consultant to Westland. On January 21, 2004, all of the outstanding stock of Westland was transferred to Maxine Young and the Estate of Ronald A. Young, Maxine Young, Special Administrator, who also are the owners of Mr. Young’s interest in the partnership as a result of his death.
      The Partnership has reimbursed or accrued as payable to Westland (based on actual costs incurred) for certain costs paid on behalf of the Partnership. These costs include bookkeeping services, reimbursement of on-site management payroll and payroll benefits, insurance and worker’s compensation premiums, various hotel operating supplies and furnishings and other administrative expenses. The total of such costs reimbursed, including certain items that are capitalized, for the calendar years ended 2004 and 2003 and the six months ended June 30, 2005 and 2004 (unaudited) were $1,028,987 and $879,122 and $431,103 and $416,314, respectively.
      Accounts payable, advances, and accrued expenses as of December 31, 2004 and 2003 and June 30, 2005 and 2004 (unaudited) include $279,971 and $110,100 and $544,581 and $502,854, respectively, in amounts due Westland.
      The Westland management agreement provides that the Partnership shall set aside an amount equal to $100 per annum for each guest room as a reserve for replacements. This amount is to be adjusted based upon actual expenditures. For the calendar years ended 2004 and 2003 and the six months ended June 30, 2005 and 2004 (unaudited) such reserves were not required, as the Partnership’s expenditures for replacements exceeded the reserve called for in the contract.

5.	DISTRIBUTIONS TO PARTNERS AND GENERAL PARTNERS CONTINUING SUPPORT
      No Distributions were paid to Partners for the calendar years ended 2004 or 2003 and the six months ended June 30, 2005 and 2004 (unaudited).
      During the years ended December 31, 2004 and 2003, the Partnership incurred net losses of $104,370 and $305,885, respectively, and as of December 31, 2004 and 2003, partners’ deficit totaled $2,533,861 and $2,429,491, respectively.
      Management is of the opinion that the Partnership’s cash requirements for 2005 will be met by cash flow generated from operations. Additionally, while the General Partner has no obligation to fund any cash flow deficiencies of the Partnership as described in Note 1 of the Notes to Financial Statements, the General Partner, via cash advances or via advances from Westland, have agreed to provide continuing support to the Partnership for the twelve month period ending December 31, 2005 should cash flow from operations not be sufficient to meet the Partnership’s obligations.

6.	SUBSEQUENT EVENT (UNAUDITED)
      On August 11, 2005, the Partnership entered into a Purchase Agreement to sell its primary asset the Casa Munras to Casa Munras Hotel, LLC, a Delaware limited liability company that was newly formed and is an affiliate of Larkspur Hotels, LLC, a Delaware limited liability company, (the “Primary Buyer”) at a cash purchase price of $13,900,000, less certain adjustments, subject to approval of a majority of the Limited Partners (the “Purchase Agreement”). In addition, on August 15, 2005, the Partnership accepted a Conditional Agreement with a backup offer by Lotus Hospitality, Inc., a California corporation (the “Backup Buyer”), pursuant to which, if the Purchase Agreement with the Primary Buyer is terminated for any reason prior to consummation, Backup Buyer will automatically be deemed to have an effective and enforceable real estate purchase and sale agreement for the Backup Buyer to purchase the Hotel at the same price and on substantially the same terms set forth in the Purchase Agreement with the Primary Buyers, except that certain time periods would differ and certain other conforming and minor changes would be made, subject to approval of a majority of the Limited Partners vote (the “Conditional Agreement”).
      Further, should the Purchase Agreement or Conditional Agreement be approved by the Limited Partners and consummated, as provided in the Partnership Agreement, the General Partner intends to seek the Limited Partners approval of the liquidation, dissolution and termination of the Partnership and distribution of the Partner’s assets in accordance with the terms of the Partnership Agreement.
      No assurance can be given the Partnership will be successful in the completion of the sale of the Casa Munras to the Primary Buyer or the Backup Buyer under the Purchase Agreement or Conditional Agreement, respectively, or that the Partnership will be liquidated, dissolved and terminated with the Partnership’s assets distributed to the General and Limited Partners as provided in the Partnership Agreement.

ANNEX E
CASA MUNRAS HOTEL PARTNERS, L.P.
Pre-Tax Return on Investment Analysis
$4,500,000 Initial Capitalization — 4,500 Units @ $1,000 Per Unit

Year	Distributions	Per Unit

1978	$281,250	$62.50
1979	303,750	67.50
1980	315,000	70.00
1981	391,500	87.00
1982	540,000	120.00
1983	540,000	120.00
1984	630,000	140.00
1985	765,000	170.00
1986	765,000	170.00
1987	900,000	200.00
1988	787,500	175.00
1989	675,000	150.00
1990	742,500	165.00
1991	630,000	140.00
1992	630,000	140.00
1993	540,000	120.00
1994	405,000	90.00
1995	450,000	100.00
1996	621,000	138.00
1997	540,000	120.00
1998	4,675,500	1,039.00
1999	270,000	60.00
2000	315,000	70.00
2001	270,000	60.00
2002	135,000	30.00
2003	—	—
2004	—	—
2005	—	—

Total	$17,118,000	$3,804.00

Discounted Internal Rate of Return @ 12/31/04		11.633%

Note:
The amount set forth in the “Distribution” column for 1998 represents the net financing proceeds paid to the General and Limited Partners. In addition, in 1998, Sales Profits from net financing proceeds were distributed to the General Partners that are not included in this pre-tax return analysis.

E-1

BALLOT
Casa Munras Hotel Partners, L.P. (the “Partnership”) proposes, and hereby solicits the consent of its Limited Partners, to sell the Casa Munras Garden Hotel located in Monterey, California, to affiliates of Larkspur Hotels, LLC (or, in the event the transaction with Larkspur is terminated for any reason, to affiliates of Lotus Hospitality, Inc.), and to liquidate, dissolve and terminate the Partnership and distribute its assets, all pursuant to the terms and conditions set forth and described in the Proxy Statement dated October ___, 2005 accompanying this Ballot. The undersigned, a holder of limited partnership interests (“Units”) in the Partnership, hereby votes all such Units owned as follows:
_____ FOR     _____ AGAINST     _____ ABSTAIN
WHEN THIS BALLOT IS MARKED AND PROPERLY EXECUTED, THE UNITS REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED ABOVE.
Dated: _____________________________

Signature

Signature (if held jointly)

Title (if applicable)

Please sign exactly as name appears above address label. Number of Units owned is indicated at the top right hand corner of the label.
PLEASE MARK, SIGN, DATE AND RETURN THIS BALLOT AS SOON AS POSSIBLE BUT NOT LATER THAN OCTOBER       , 2005.
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